BRIDGES INVESTMENT FUND, INC. STANDARD RETIREMENT PLAN

Revision Date-January 1, 2000

(Basic Plan Document No. 01)

SECTION 1 DEFINITIONS:

As used herein:

1.1 "Application Form" means the written instrument by which an Employer elects to adopt the Plan. If the Money Purchase Pension Application Form is used to adopt the Plan, this Plan will be a Money Purchase Pension Plan. If the Profit Sharing Application Form is used to adopt the Plan, this Plan will be a Profit Sharing Plan. A Profit Sharing Plan may also include a cash or deferred arrangement under Section 401(k) of the Code.

1.2 "Employer" means any incorporated or unincorporated employer. References herein to "the Employer" mean, unless the context clearly indicates otherwise, an Employer having joined in the Plan. If more than one employer of a controlled group under Sections 414(b), (c), or (m) adopts this Plan, the term "Employer" shall mean all participating employers except that the controlled group member executing the first signature line of the Application Form shall be the Plan Administrator (unless an alternative designation has been made in the Application Form) and also be deemed to have been delegated the right to exercise all powers reserved to the sponsoring employers under this Plan.

1.3 "Plan Administrator" means the individual or entity, named to be the Employer's Representative in Part I, paragraph 1 in the Application Form. The Plan Administrator shall have the authority to control and manage the Plan operations and administration.

1.4 "Owner-Employee" means a person who owns the entire interest in an unincorporated business or profession, or, in the case of a partnership, an individual who owns more than ten percent (10%) of either the capital interest or profits interest, or both, of the partnership.

1.5 "10%-or-Less Partner" means a person, other than an Owner-Employee, having an interest in the capital or profits of a partnership Employer, and includes a person who would have had Earned Income but for the fact that the Employer had no net profits for the taxable year in question.

1.6 "Employee" means a employee, under common law, of an Employer, who performs services in the conduct of the trade or business with respect to which the Employer has established its Plan, including an Owner-Employee or 10%-or-Less Partner.

Except to the extent specifically excluded under the Application Form, all employees of all corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code) and all employees of all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c), and all employees of all members of an affiliated service group (as defined in Section 414(m) of the Code) or other employer required to be aggregated with the

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------

 Employer under Section 414(o) of the Code, shall be treated as employed by a single employer. Any leased employee deemed to be an employee under Section 414(n) of the Code shall be treated as an Employee of the recipient Employer; provided, however, contributions or benefits provided by the leasing organization which are attributable to services performed for a recipient Employer shall be treated as provided by the recipient Employer and reduce by such amount the contributions or allocations which would otherwise be made under this Plan on behalf of such individual. The preceding sentence shall not apply to any leased employee if such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employees' gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b), and for Plan Years beginning after December 31, 2000, Section 132(f)(4) of the Code; (ii) immediate participation; and (iii) full and immediate vesting; provided, however, this exception shall not apply if more than twenty percent (20%) of the Employer's nonhighly compensated workforce consists of leased employees. For the purposes hereof, the term "leased employee" means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (the "leasing organization"), has performed services for the recipient (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are performed under primary direction or control by the recipient Employer.

(a) Top Heavy Year. In any Plan Year in which the Plan is a Top-Heavy Plan, the following terms shall be defined as follows:

(i) "Key Employee" shall mean, as of any Determination Date (as defined in Section 6.3), any Employee or former Employee (and the Beneficiaries of such Employees) who, at any time during the Plan Year or during the preceding four Plan Years, is an officer of the Employer and whose annual compensation (as defined at Section 6.3(a)) exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code; one of the Employees owning the ten largest interests in the Employer and whose annual compensation (as defined at Section 6.3(a)) exceeds the dollar limitation under Section 415(c)(1)(A) of the Code; a 5% Owner (as defined in Section 1.24); or a more than one percent (1%) owner of the Employer who has annual compensation (as defined at Section 6.3(a)) of more than $150,000. The constructive ownership rules of Section 318 of the Code will apply in determining ownership in the Employer. The Plan Administrator shall make the determination of who is a Key Employee in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

(ii) "Non-Key Employee" shall mean an Employee who is not a Key Employee.

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

(b) Highly Compensated Employees. For Plan Years that begin on or after January 1, 1997, the term "Highly Compensated Employee" means any Employee who:

(i) was at any time during the Plan Year or lookback year a 5% Owner;

(ii) received compensation (within the meaning of Section 415(c)(3) of the Code, including, for Plan Years beginning after December 31, 2000, elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code) from the Employer in the lookback year in excess of $80,000 (as may be adjusted under Section 414(q) of the Code) and, if the Employer so elects, was a member of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such preceding Plan Year.

The applicable year of the Plan for which a determination is being made is called a determination year and the preceding twelve-month period is called a lookback year.

In making the determination of which Employees will be classified as Highly Compensated Employees, a former Employee who separated from service before the year of determination shall be considered a Highly Compensated Employee if he was a Highly Compensated Employee in the separation year or any Plan Year ending on or after his fifty-fifth (55th) birthday.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Section 414(q) of the Code (as set forth in temporary Income Tax Regulations Section 1.414(q)-1T, A-4 and Notice 97-45) shall be treated as having been in effect for years beginning in 1996.

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is an employee other than a Highly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

1.7 "Plan" means the Retirement Plan of Employer as provided in this document and any amendments thereof.

1.8 "Participant" means each Employee who is eligible to participate in the Plan in accordance with Section 2.1.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

1.9 "Hour of Service" means, with respect to any Employee or Participant:

(a) Each hour for which an individual is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the individual for the computation period in which the duties are performed;

(b) Each hour for which an individual is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or (b), as the case may be, and under this paragraph (c). These hours shall be credited to the individual for the computation period or periods to which the award or agreement pertains rather than a computation period in which the award, agreement or payment is made.

Hours of Service shall be credited on the basis of the method selected in Part I, paragraph 5 of the Application Form. Hours of Service will be determined on the basis of the actual hours for which an Employee is paid or entitled to payment. Hours of Service shall also be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code. Hours of Service shall also be credited to any individual deemed to be an Employee of the Employer under Section 414(n) or (o) of the Code.

1.10 "Top-Heavy Plan" means this Plan in any Plan Year in which it is classified as being a top-heavy plan pursuant to Section 6.1. Special definitions which become effective in Plan Years in which the Plan is a Top-Heavy Plan are set forth in Section 6.3.

1.11 "Leave of Absence" for purposes of determining breaks in service under the Plan shall mean any absence authorized by the Employer for which the Employee is not paid any Compensation under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Leaves of Absence and provided further that the Employee or Participant returns within the period of authorized absence. Effective December 12, 1994, an absence due to service in the Armed Forces of the United States shall be considered a Leave of Absence to the extent required to be treated as such under the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") provided that the Employee or Participant shall have directly entered into such Armed Forces and shall have made application for reemployment with the Employer within the applicable time period required under USERRA after discharge or release from such Armed Forces.

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

1.12 "Net Profit" means the current or accumulated net profit of the Employer during a Plan Year from the trade or business with respect to which the Employer has joined in the Plan (excluding any extraordinary gains or losses from nonoperational activities) before deducting federal income taxes or contributions made under this Plan, as determined for federal income tax purposes, without adjustment for subsequent audits. If elected at Part I, paragraph 3 of the Profit Sharing Plan Application Form, there will be no requirement that the Employer have Net Profits as a condition to making Employer Contributions to the Plan.

1.13 "Compensation" during a Plan Year means:

(a) With respect to an Employee other than an Owner-Employee or 10%-or-less Partner, his salary or wages as defined in Part I, paragraph 1 of the Application Form, earned during that portion of the Plan Year in which he is a Participant, including any overtime and bonus, but excluding any Employer contributions or benefits to or under this Plan, or any other pension, profit-sharing, group insurance or other deferred compensation plan;

(b) With respect to an Owner-Employee or 10%-or-Less Partner, the Earned Income of such Owner-Employee or 10%-or-Less Partner during that portion of the Plan Year in which he is a Participant.

In determining the Compensation of a Participant for Plan Years beginning before January 1, 1997, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants who have not attained age 19 before the close of the year. Effective for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the annual Compensation limit of $150,000 as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

If Compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------

The Employer, if such Employer is adopting this Plan as an amended and restated Plan, may elect in the Application Form to determine the Compensation of a Participant for purposes of the above dollar amount limitations by taking into account the family aggregation rules of Code Section 414(q)(6) as such rules applied to Plan Years beginning before January 1, 1997; provided, however, such election, if made, shall apply only to Plan Years beginning after December 31, 1996, and before the date the Employer adopts this amended and restated Plan.

1.14 "Earned Income" means the Earned Income of an Owner-Employee or of a 10%-or-Less Partner for the period in each Plan Year during which he is a Participant with respect to the trade or business to which the Employer has established this Plan, and shall be equal to an Owner-Employee's or 10%-or-Less Partner's net earnings from self-employment (to the extent such net earnings constitute compensation for personal services actually rendered by such person) for such Plan Year. Net earnings shall be determined without regard to items not included in gross income and deductions allocable to such items. Net earnings shall be reduced by contributions made by the Employer to any qualified plan to the extent such contributions are deductible to the Employer under Section 404 of the Code. "Net earnings" shall be determined with regard to the deduction allowed to a self-employed individual by Section 164(f) of the Code. If such person is engaged in a profession, trade, or business where both personal services and capital are income-producing factors, the net earnings from such self-employment shall be deemed to be "Earned Income" if the personal services of such person are a material income-producing factor in said profession, trade or business.

1.15 "Plan Year" means the twelve-consecutive-month period corresponding to the calendar or fiscal year used by Employer for Federal Income Tax purposes.

1.16 "Disabled" or "Disability" means inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.

1.17 "Sponsor" means Bridges Investment Fund, Inc.

1.18 "Investment Company Shares" means shares of Bridges Investment Fund, Inc.

1.19 "Custodial Agreement" means the custodial contract entered into pursuant to Section 5 and "Custodian" means the bank designated as custodian under such Agreement, and any successor thereto.

1.20 "Fiduciary" means and includes the Custodian, Plan Administrator, and any other person designated to carry out fiduciary responsibilities pursuant to this Plan to the extent permitted by Section 405(c)(1) of ERISA.

1.21 "Code" means the Internal Revenue Code of 1986, and any amendments thereto or succeeding Internal Revenue Code. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes said section.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

1.22 "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

1.23 "Year of Service" means that consecutive twelve-month period commencing on the date an Employee is employed by the Employer and is first credited with an Hour of Service for the Employer, or the date an Employee is reemployed by the Employer and is again credited with an Hour of Service for the Employer, and any consecutive twelve-month period commencing on an anniversary thereof, during which such individual has completed at least 1,000 Hours of Service (as defined in Section 1.9) with the Employer, subject to the following:

(a) For purposes of determining an Employee's eligibility to participate in the Plan pursuant to Part I, paragraph 2.A of the Application Form:

(i) In the case of an Employer which has elected to provide 100 percent vesting after no more than two (2) Years of Service, if an Employee has a One Year Break in Service before satisfying the Plan's eligibility requirements, service prior to such Break shall be disregarded. In all other cases, a former Participant shall become a Participant immediately upon his return to the employ of the Employer if (1) such former Participant had a nonforfeitable right to all or a portion of his interest in the Plan at the time of his termination of employment, or (2) the former Participant's consecutive One Year Breaks in Service after his termination of employment are less than the greater of five (5) or the number of his Years of Service prior to such termination (provided, such aggregate Years of Service shall not include any Years of Service disregarded under the preceding sentence by reason of a prior Break in Service). In all other cases the former Participant shall be treated as a new Employee for purposes of eligibility to participate in the Plan.

(ii) In the event a Participant has been or becomes ineligible to participate solely because he has not been or is no longer a member of an eligible class of Employees, but has not incurred a Break in Service by reason of having consecutive One Year Breaks in Service after his termination of employment which exceed the greater of (i) the aggregate number of Years of Service prior to such termination, or (ii) five, such Employee shall participate immediately (assuming other eligibility requirements are then satisfied) upon his entry in or return, as the case may be, to an eligible class of Employees.

(b) For purposes of determining a Participant's nonforfeitable percentage in his Participant's Employer Account and/or Matching Contributions Account pursuant to Part I, paragraph 9 of the Application Form:

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------

(i) A Participant's Years of Service with the Employer during any period for which the Employer did not maintain the Plan (or the plan of a predecessor employer) shall be disregarded if the Employer so elects in Part I, paragraph 9 of the Application Form.

(ii) A Participant's Years of Service with the Employer prior to the attainment of a specified age (not to exceed age eighteen (18) years), if any, indicated in Part I, paragraph 9 of the Application Form shall be disregarded.

(iii) For Plan Years beginning prior to January 1, 1985, all Years of Service with the Employer after a One Year Break in Service shall be disregarded for purposes of determining the Participant's nonforfeitable percentage in his Employer Account and/or Matching Contributions Account balance attributable to Employer contributions that accrued before such Break.

(iv) For Plan Years which commence after December 31, 1984, a Participant's Years of Service with the Employer after five (5) consecutive One Year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of his Employer Account and/or Matching Contributions Account balance attributable to Employer contributions that accrued before such break; but both pre-Break and post-Break Years of Service will be credited for purposes of determining the Participant's nonforfeitable benefit that accrues after such Break.

(v) A former Participant who did not have a nonforfeitable right to any portion of his Employer Account and/or Matching Contributions Account at the time of his termination of employment shall receive credit for Years of Service prior to his Break in Service if (1) he completes a Year of Service after his return to the employ of the Employer, and (2) the number of consecutive One Year Breaks in Service is less than the greater of five (5) or the aggregate number of Years of Service before such Break.

(vi) A former Participant who had a nonforfeitable right to all or a portion of his Employer Account and/or Matching Contributions Account at the time of his termination of employment shall receive credit for all Years of Service prior to his Break in Service upon completing a Year of Service after his return to the employ of the Employer.

(vii) A Participant's Years of Service with the Employer which were disregarded under the Break in Service rules of the prior Plan in effect from time to time before the date ERISA became applicable shall continue to be disregarded hereunder. For this purpose, Break in Service rules are rules which result in the loss of prior vesting or benefit accruals, or which deny an Employee eligibility to participate by reason of separation or failure to complete a required period of service within a specified period.

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------

(c) For all purposes of the Plan:

(i) If a Participant does not have a nonforfeitable right to any portion of his Employer Account, Years of Service with the Employer before any Break in Service shall be disregarded if the number of the Participant's consecutive One Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of such Years of Service prior to such Break.

(ii) If the Employer maintains a Plan of a predecessor employer, service for such predecessor shall be treated as service for the Employer.

The term "One Year Break in Service" means any consecutive twelve-month period, computed the same as the period for Years of Service, during which an Employee, Owner-Employee, 10%-or-Less Partner, or Participant of the Employer has completed 500 Hours of Service or less. An individual who, by reason of being on an authorized Leave of Absence (as described in Section 1.11), completes 500 Hours of Service or less, shall not incur a One Year Break in Service.

(d) For purposes of determining whether a Break in Service has occurred for purposes of this Section 1.23, any Employee who is absent from work for Maternity or Paternity Leave shall be credited with the Hours of Service which otherwise would have been credited to the Employee had Maternity or Paternity Leave not been taken, or in cases where such Hours of Service cannot be determined, eight (8) Hours of Service per day of such absence; provided, however, in no event shall the total number of Hours of Service to be credited to any Employee by reason of such Maternity or Paternity Leave exceed 501 Hours of Service; provided, further, no Employee shall be credited Hours of Service under this subsection unless such Employee furnishes to the Plan Administrator no later than thirty (30) days prior to the Employee's absence a written statement that the absence is Maternity or Paternity Leave in the manner and form prescribed by the Plan Administrator. All Hours of Service credited under this subsection shall be credited in the Plan Year in which the Employee's Maternity or Paternity Leave commences if such credit is necessary to avoid the incurrence of a One Year Break in Service; otherwise, all Hours of Service to be credited for Maternity or Paternity Leave shall be credited to the immediately following Plan Year. As used herein, the term "Maternity or Paternity Leave" means an absence from work by reason of:

(i) the pregnancy of the Employee;

(ii) the birth of a child of the Employee;

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

(iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(iv) the caring of a child described in (ii) or (iii) above for a period beginning immediately following such birth or placement.

In no event shall this subsection be construed as affecting service accrued for the purpose of determining whether an Employee is entitled to share in the Employer contribution for any Plan Year or as modifying or otherwise affecting in any manner the Employer's established leave policies.

1.24 "5% Owner" means any Employee who is a more than five percent (5%) owner of the Employer as defined in Section 416(i) of the Code.

1.25 "Valuation Date" means the date or dates selected in the Application Form on which the Custodian values the Participants' account balances. If no Valuation Date is selected in the Application Form, the Valuation Date shall be the last day of each Plan Year.

1.26 A Participant is treated as "benefiting" under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Section 1.410(b)-3(a) of the Income Tax Regulations.

1.27 "Straight Life Annuity" means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant's death.

---------------------------------------------------------------------------------------------------------------------------------------------------------------------

SECTION 2 PARTICIPATION IN PLAN:

2.1 Eligibility. Each Employee of the Employer who, as of the Effective Date, has completed the eligibility requirements specified in Part I, paragraph 2 of the Application Form, shall become a Participant as of the Effective Date. Each Employee who, subsequent to the Effective Date, completes the eligibility requirements specified in Part I, paragraph 2 of the Application Form, shall become a Participant as of the first day of the month in which he completes such eligibility requirements.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

SECTION 3 CONTRIBUTIONS:

3.1 Employer Contributions. For each Plan Year, the Employer will contribute to the Plan such amount as is determined in accordance with the provisions selected by the Employer in Part I, paragraph 3 of the Application Form; provided, however, contributions shall not be required for any leased employee under Section 414(n) of the Code to the extent of contributions made by the leasing organization for services performed by the Employer. The Employer's contribution for any Plan Year shall not exceed the maximum amount permitted to be deducted as an expense on account thereof for that Plan Year for purposes of federal taxes on income, and also shall not exceed the maximum amount allowed to be contributed under Section 415 of the Code. Computations by the Employer, or by public accountants employed by it, of the amount of its contribution and Net Profit shall be conclusive and binding upon all Participants and their Beneficiaries.

3.2 Salary Reduction and Matching Contributions. If elected in the Application Form, a profit sharing plan may include an arrangement under Section 401(k) of the Code which allows a Participant to enter into a salary reduction agreement with the Employer which shall provide an amount by which the Employer shall reduce the Participant's Compensation for contribution to the Plan on behalf of the Participant (herein referred to as "Salary Reduction Contributions" but to be treated as Employer contributions except as otherwise specifically provided for in this Plan). If elected in the Application Form, the Employer may establish a system of Matching Contributions which are determined in reference to the Participant's Salary Reduction Contributions (herein referred to as "Matching Contributions" but to be treated as Employer contributions except as otherwise specifically provided for in this Plan). Special rules and requirements governing 401(k) arrangements, Salary Reduction Contributions, and Matching Contributions are set forth in the Application Form and in Sections 7 through 9.

3.3 Minimum Contributions for Non-Key Employees. In any Plan Year in which the Plan is a Top-Heavy Plan, the Employer shall contribute, if necessary, such additional amounts as may be necessary to provide the minimum guaranteed contribution required for Non-Key Employees as set forth in Section 3.5(b)(4).

3.4 Payment of Employer Contributions. The Employer's contribution (other than Salary Reduction Contributions) for any Plan Year shall be due on the last day of that year and, unless paid before, shall be payable then or as soon thereafter as is practicable, but in no event later than the necessary date of payment of sustaining a deduction in the Employer's Federal Income Tax Return for that year. Participants entitled to share in the Employer contribution under the Plan for any Plan Year shall be notified of the amount of the contribution, or the basis on which it will be determined, by any form of communication which the Employer considers appropriate. The portion of the Employer contribution which is attributable to Salary Reduction Contributions of Participants shall be contributed to the Plan within an administratively reasonable period of time after the withholding of the corresponding Compensation pursuant to the Participant's salary reduction agreement, but in no event later than the fifteenth (15th) business day of the month following the month in which such Salary Reduction Contributions were withheld by the Employer from the Participant's Compensation. In no event shall Salary Reduction Contributions be paid later than thirty (30) days after the end of the Plan Year in which the Salary Reduction Contributions

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

are deemed to be paid. The Plan is established and shall be administered for the exclusive benefit of the Participants and their Beneficiaries and no part thereof shall be diverted to other purposes; provided, however, that any contribution made by the Employer because of a mistake of fact may be returned to the Employer within one (1) year of such contribution, and any contribution made by the Employer which is conditioned upon the Plan's initial qualification under the Internal Revenue Code may be returned to the Employer within one (1) year after the date such initial qualification is denied, and any contribution made by the Employer which is conditioned upon the deductibility of such amount under Section 404 of the Internal Revenue Code may be returned to the Employer, to the extent disallowed, within one (1) year after the disallowance of the deduction.

3.5 Allocation of Employer Contributions. Subject to the minimum contribution requirements of Section 3.5(d) for Top-Heavy Plans, the Employer's contribution for each Plan Year (other than Salary Reduction Contributions and Matching Contributions) shall be allocated by the Plan Administrator to each Participant (1) who accrued at least five hundred (500) Hours of Service during the Plan Year, or (2) who became a Participant any time after the first day of the Plan Year, regardless of whether such Participant is employed on the allocation date. In allocating the Employer's contribution for a Plan Year, only Compensation paid to an Employee for the part of the Plan Year he is a Participant shall be taken into account unless the Employer otherwise provides in the Application Form. Subject to the foregoing conditions, the allocation of the Employer's contribution (other than Salary Reduction Contributions and Matching Contributions) shall be as follows:

(a) Nonintegrated Plan. If the Plan is not integrated with Social Security pursuant to the Employer's selection in the Application Form, the Employer's contribution for any Plan Year (plus any forfeitures to be allocated with the Employer contribution) shall be allocated among each eligible Participant's Employer Account in the same proportion that such Participant's Compensation bears to the aggregate Compensation of all Participant's eligible to share in the Employer contribution for that Plan Year.

(b) Integrated Profit Sharing Plan. If the Plan is a profit sharing plan integrated with Social Security, beginning with the Plan year which commences after December 31, 1988:

(1) The total Employer contribution (and any forfeitures to be allocated with such Employer contribution) will be allocated in equal percentages and at the same time, among the Participants on the basis of the sum of (a) total Compensation and (b) Compensation in excess of the Integration Base selected at Part I, paragraph 6 of the Application Form (hereinafter referred to as "Excess Compensation").

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------

The simultaneous allocations shall result in an equal allocation percentage, not exceeding 5.7 percent (subject to adjustments pursuant to paragraph (3) below) of each eligible Participant's total Compensation and each eligible Participant's Excess Compensation. The allocation to a Participant based on total Compensation shall be in the same proportion that the Participant's Compensation for the Plan Year bears to the total Compensation of all Participants eligible to share in the allocation of Company Contributions for that Plan Year. The allocation based on an eligible Participant's Excess Compensation shall be in the same proportion that the Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants eligible to share in the allocation of the Employer's contribution for that Plan Year.

(2) Any portion of the Employer contribution (and any forfeitures) which is not allocated under paragraph (1) by reason of the 5.7 percent maximum integration percentage shall be allocated among each eligible Participants' Employer Account in the same proportion that such Participant's Compensation bears to the aggregate Compensation of all Participants eligible to share in the Employer's contribution for that Plan Year.

(3) The 5.7 percent integration percentage in paragraph (1) above shall be subject to the following adjustments:

(A) If the percentage rate of tax under Section 3111(a) of the Code (at the beginning of the Plan Year) which is attributable to the old age insurance portion of the Old Age, Survivors and Disability Insurance of the Social Security Act is greater than 5.7 percent, the 5.7 percent integration percentage shall be increased to equal such percentage rate of tax.

(B) If the Integration Base selected at Part I, paragraph 6 of the Application Form exceeds the greater of $10,000 or 20 percent, but not more than 80 percent, of the contribution and benefit base in effect that Plan Year under Section 230 of the Social Security Act, the maximum integration percentage shall be 4.3 percent. Appropriate adjustments to the 4.3 percent limitation shall be made when the percentage rate of tax under Section 3111(a) of the Code attributable to old age insurance is greater than 5.7 percent.

(C) If the Integration Base selected at Part I, paragraph 6 of the Application Form is more than 80 percent, but less than 100 percent, of the contribution and benefit base in effect for the Plan Year under Section 230 of the Social Security Act, the maximum integration percentage shall be 5.4 percent. Appropriate adjustments to the 5.4 percent limitation shall be made when the percentage rate of tax under Section 3111(a) of the Code attributable to old age insurance is greater than 5.7 percent.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

(D) If the Integration Base selected at Part I, paragraph 6 of the Application Form is not more than the greater of $10,000 or 20 percent of the Contribution and benefit base in effect that Plan Year under Section 230 of the Social Security Act, the 5.7 percent integration percentage shall not be subject to adjustment.

(E) If the Company selects a maximum integration percentage which is lower than that determined above under Part I, paragraph 6 of the Application Form, such lower integration percentage shall be used for purposes of this subsection.

(4) Notwithstanding the foregoing, in any Plan Year that the Plan is a Top-Heavy Plan, the Employer's contribution and forfeitures for such Plan Year shall be first allocated to all Participants eligible to share in such allocations (pursuant to Section 3.5(d) below) in the proportion that each Participant's total compensation (as that term is used in Section 415 of the Code) bears to all such Participants' compensation, but not to exceed three percent (3%) of such compensation for any Participant. The balance of the Employer's contribution (and any forfeitures) shall thereupon be allocated in a dollar amount equal to three percent (3%) of each Participant's Excess Compensation. If the Employer does not contribute such amount for all eligible Participants, each Participant will be allocated a share of this contribution level in the same proportion that his Excess Compensation bears to the total Excess Compensation of all Participants for that year.

Any balance which remains after the foregoing allocation shall be allocated to each eligible Participant in a dollar amount equal to two and seven-tenths percent (2.7%) multiplied by the sum of each Participant's total compensation and his Excess Compensation. If the Employer does not contribute such amount for all eligible Participants, each Participant will be allocated a share of this contribution level in the same proportion that the sum of his total compensation and Excess Compensation for the Plan Year bears to the sum of the total Compensation and Excess Compensation of all Participants for that year.

The balance, if any, which remains after the foregoing allocations shall be all vested to each eligible Participant in the proportion that such Participant's Compensation bears to the aggregate Compensation of all Participants eligible to share in the Employer's Contribution for that Plan Year.

The 2.7 percent factor above shall be subject to the following adjustments:

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

(A) If the Integration Base selected at Part I, paragraph 6 of the Application Form exceeds the greater of $10,000 or 20 percent, but not more than 80 percent of the Contribution and benefit base in effect that Plan Year under Section 230 of the Social Security Act, 1.3 percent shall be substituted for 2.7 percent above.

(B) If the Integration Base selected at Part I, paragraph 6 of the Application Form is more than 80 percent but less than 100 percent of the contribution and benefit base in effect that Plan Year under Section 230 of the Social Security Act, 2.4 percent shall be substituted for 2.7 percent above.

(C) The 2.7 percent factor (as well as the 1.3 percent and 2.4 percent factors) shall be appropriately adjusted if the percentage rate of tax under Section  3111(a) of the Code (at the beginning of the Plan Year) which is attributable to the portion of the Old Age, Survivors and Disability Insurance of the Social Security Act is greater than 5.7 percent.

This subsection (4) shall be inapplicable if the minimum guaranteed contribution in Top-Heavy years is provided under another qualified plan maintained by the Employer.

(c) If the Plan is an Integrated Money Purchase Pension Plan. If the Plan is integrated with Social Security on the basis of a fixed formula method under Part I, paragraph 3 of the Application Form, the Employer contribution (and any forfeitures to be allocated with such Employer contribution) for any Plan Year shall be allocated upon the same basis that such Employer contribution is determined pursuant to the Application Form. If the Plan is integrated with Social Security on the basis of a variable formula method pursuant to Part I, paragraph 3 in the Application Form, the Employer contribution (and any forfeitures to be allocated with such Employer contribution) shall be allocated in the same manner as provided in Section 3.5(b) for integrated profit sharing plans.

(d) Allocation in Top-Heavy Plans. In any Plan Year that a Plan is a Top-Heavy Plan, the Employer contribution and forfeitures for such Plan Year shall be allocated to all Participants eligible to share in such allocations in the same manner as provided in the foregoing provisions of this Section 3.5; subject, however, to the following: In any Plan Year in which the Plan is a Top-Heavy Plan, the Employer's contribution and any forfeitures allocated to a Participant who is a Non-Key Employee and who is employed by the Employer on the last day of the Plan Year shall not be less than the minimum guaranteed contribution, regardless of such Participant's Hours of Service for the Plan Year. A Non-Key Employee shall be treated as a Participant for purposes of the minimum guaranteed contribution if he is excluded from participation only because he did not receive Compensation in excess of a specified level. For the purposes hereof, the "minimum guaranteed contribution" for each eligible Non-Key Employee shall be three percent (3%) of such Non-Key Employee's

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

 Compensation for the Plan Year, determined without regard to Social Security contributions made by the Employer and, for Plan Years beginning after December 31, 1989, the Non-Key Employee's Salary Reduction Contributions or Non-elective Contributions made by the Employer which are used to satisfy the ADP Test of Section 7.3; provided, however, if the contribution rate for the Key Employee having the highest contribution rate is less than three percent (3%), and if the Employer does not maintain a defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the minimum guaranteed contribution for any Non-Key Employee shall equal the contribution rate for the said Key Employee. The "contribution rate" of any Participant is the sum of Employer contributions and forfeitures allocated to the Participant for the Plan Year divided by such Participant's compensation (as that term is defined in Section 415 of the Code) for the Plan Year, except that amounts contributed by the Employer as Matching Contributions or pursuant to a salary reduction agreement which are excludable from gross income under Sections 125, 402(e)(3), 402(h), or 403(b), and effective for Plan Years beginning after December 31, 2000, Section 132(f)(4) of the Code, shall be included for the Plan Year. All defined contribution plans maintained by the Employer shall be considered as a single plan for purposes of determining the contribution rate of Participants.

(i) If the contribution rate for the Plan Year with respect to a Non-Key Employee Participant is less than the minimum guaranteed contribution required in (a) above, the Employer shall increase its contribution and allocate it to the Non-Key Employee to the extent necessary to equal the minimum guaranteed contribution for such Non-Key Employee.

(ii) If a Participant is covered under any other plan or plans of the Employer and if the minimum guaranteed contributions or benefits for Non-Key Employees will be provided, in whole or in part, by such other plan or plans, the requirements of this Section 3.5(d) shall be modified or made inapplicable to this Plan pursuant to he Employer's election in Part I, paragraph 8 of the Application Form. The provisions of Part I, paragraph 8 of the Application Form shall override any provisions of this Plan which are contrary to or inconsistent with such provisions.

(iii) Notwithstanding anything herein to the contrary, if the Employer maintains other qualified plans, in no event shall a Non-Key Employee who is a Participant in this Plan receive a duplication of contributions or benefits by reason of the minimum contribution and benefit requirements for Top-Heavy Plans under Section 416 of the Code.

(e) Allocation of Salary Reduction and Matching Contributions. If this Plan is a profit sharing plan with a 401(k) arrangement, the Salary Reduction Contributions made by a Participant shall be directly credited to the Participant's 401(k) Account. The allocation of Matching Contributions shall be in accordance with the allocation methods selected in Part II of the Application Form for Profit Sharing Plans.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

3.6 Voluntary Contributions and Participant Accounts. If this Plan is a profit sharing plan which includes a cash or deferred arrangement under Section 401(k) of the Code, and if permitted by the Employer in Part I, paragraph 4 of the Application Form, subject to the limitations hereunder, a Participant may elect, from time to time, to make cash contributions to his Voluntary Account (as defined at Section 3.6(d)) in a total amount not greater than ten percent (10%) of his Compensation for such Plan Year. All contributions to a Participant's Voluntary Account shall be limited in accordance with the provisions of Section 7. Voluntary Contributions may not be made under any other type of Plan. If an Owner-Employee is covered under any other self-employed retirement plan qualified under Section 401 of the Code to which he makes non-deductible Voluntary Contributions, the total amount of non-deductible Voluntary Contributions to all such qualified plans shall be taken into account in determining the maximum non-deductible Voluntary Contributions for such Owner-Employee under the preceding sentence. If the Employer's preceding plan permitted non-deductible Voluntary Contributions which are no longer permitted under this Plan, a separate segregated account for holding and administering such previous contributions shall be created, and such account shall be administered, invested, and distributed in the same manner as the terms and provisions of the Plan apply to Voluntary Accounts.

(a) Participant Deductible Voluntary Contributions Under Predecessor Plan. If the Employer's preceding plan permitted Participants to make Voluntary Contributions which were deductible, prior to January 1, 1987, under Section 219 of the Code, a separate segregated account for holding and administering such deductible Voluntary Contributions shall be created. Except as provided herein, this segregated account shall be held, administered, invested, and distributed in the same manner as a Participant's Voluntary Account.

(b) Withdrawal of Participant Voluntary Contributions. A Participant, as of the first day of any Plan Year (after all adjustments required under the Plan as of the next preceding accounting period have been made), shall be entitled to withdraw from his Voluntary Account the amount then credited to his Voluntary Account, by filing a written request to do so with the Plan Administrator at least thirty (30) days in advance. If the Plan is subject to the joint and survivor annuity requirements of Section 4.4, a married Participant may not withdraw any amount from his Voluntary Account without the written consent of his spouse meeting the requirements of Section 4.5. The Plan Administrator may require as a condition to such withdrawal that the Participant execute a form acknowledging the Participant's responsibility for any federal income or additional tax attributable to such withdrawal. In the event of a withdrawal by a Participant of a part or all of such amounts permitted hereunder, no forfeitures shall occur and he shall nevertheless continue to remain as a Participant under the Plan.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

(c) Distribution of Participant Voluntary Accounts. Except in the case of a withdrawal under Section 3.6(b), distribution of the Voluntary Account shall commence in accordance with the provisions of Section 4.

(d) Establishment of Participant Accounts. Whenever applicable, the Custodian shall create and maintain separate accounts in the name of each Participant as follows:

(i) Participant's Employer Account which shall relate to such Participant's participation in the Employer Account and to which such Participant's share of the Employer's contributions (other than Salary Reduction Contributions and Matching Contributions) shall be credited;

(ii) Participant's Voluntary Account which shall relate to such Participant's participation in the Voluntary Account and to which such Participant's Voluntary Contributions made pursuant to Section 3.6(a) shall be credited; and

(iii) If a 401(k) arrangement is established in the Application Form, a Participant's 401(k) Account which shall relate to such Participant's participation in the 401(k) Account and to which such Participant's Salary Reduction Contributions shall be credited.

(iv) If the Employer elects in the Application Form to make Matching Contributions, a Participant's Matching Contributions Account which shall relate to such Participant's participation in the Matching Contributions Account and to which such Participant's Matching Contributions shall be credited.

The Custodian shall also maintain special subaccounts under the Employer Account for the purpose of accounting for any Qualified Nonelective Contributions, or Qualified Matching Contributions, and the earnings thereon. The Custodian shall further create and maintain a separate account (referred to as the "Rollover Account") which shall be used to hold and invest transfers from other qualified plans pursuant to Section 3.6(e) below. Each such Account shall be adjusted as of the last day of each Plan Year and any other Valuation Date as determined by the Employer. If a Participant reenters the Plan subsequent to his having five (5) consecutive One Year Breaks in Service, the Custodian shall maintain a separate subaccount for the Participant's pre-Break in Service Account balance and a separate subaccount for his post-Break in Service Account balances unless the Participant's entire Account balances are one hundred percent (100%) vested and nonforfeitable. The Custodian shall not be required to maintain separate investments for any Account.

------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(e) Rollover Contributions. Subject to the approval of the Plan Administrator, the Plan shall accept contributions in the form of cash or other property in accordance with procedures approved by the Plan Administrator which:

(i) Represent all or any portion of the Employee's interest in another plan qualified under Section 401(a) of the Code (including a qualified plan of a former employer) which is directly transferred to this Plan pursuant to Section 401(a)(31) of the Code or without having been received or otherwise made available to the Participant more than sixty (60) days before such transfer, and provided that such cash or property contributed hereunder is attributable only to employer contributions on the Employee's behalf or which constitutes accumulated deductible employee contributions (within the meaning of Section 72(o)(5) of the Code); or

(ii) Represent all or any portion of the interest of an Employee from an individual retirement account, individual retirement annuity or individual retirement bond, the entire amount of which is from a source described in (i) above and thus qualified as a tax-free rollover amount, and which is transferred to this Plan within sixty (60) days from the date of distribution of the individual retirement account, annuity or bond.

Cash and property rolled over to this Plan under (i) or (ii) above shall be held and administered as a segregated account which shall be separately invested and debited or credited only with income and charges attributable directly to it, and shall not be used to determine benefits under this Plan, and shall be non-forfeitable at all times. The Plan will not accept rollovers of accumulated deductible employee contributions from a simplified employee plan. Rollovers from other qualified plans shall be accepted on a nondiscriminatory basis; provided, however, the Plan Administrator may refuse to approve any contribution which does not satisfy applicable Code provisions which govern rollover contributions or which may result in the Plan's disqualification.

An Employee who is not yet admitted as a Participant to the Plan at the time of his rollover contribution shall be deemed a Participant only with respect to amounts, if any, in the segregated account established to hold and administer the rollover contribution.

3.7 Participant's Interest in Plan.

(a) Participant's Voluntary Contribution. A Participant's Voluntary Contributions to his Voluntary Account, adjusted as of each Valuation Date, by the subsequent income, loss, or appreciation and depreciation thereof, shall be fully vested in such Participant.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

(b) Participant's 401(k) Account. The allocation of all Salary Reduction Contributions to the 401(k) Account of a Participant, adjusted as of each Valuation Date, by the subsequent income, losses, appreciation, and depreciation thereof, shall be fully vested in such Participant.

(c) Employer Account. Except as otherwise specifically provided, the allocation of a portion of the Employer's contribution (other than Salary Reduction Contributions and Matching Contributions) and any forfeitures allocated to a Participant's Employer Account shall not give such Participant any vested right to all or any portion of the amount so allocated. A Participant will have a nonforfeitable right to, and become vested in, amounts allocated to his Employer Account, adjusted as of each Valuation Date, by the subsequent income, losses, appreciation and depreciation thereof, in accordance with the vesting schedule elected by the Employer in Part I, paragraph 9 of the Application Form. Notwithstanding the foregoing, all amounts credited to a Participant's Employer Account, adjusted by subsequent income, losses, appreciation and depreciation thereof, shall become fully vested and nonforfeitable upon such Participant's death while an Employee of the Employer, upon the Participant's attainment of age 65 while an Employee of the Employer, upon his Disability while an Employee of the Employer, or upon the termination or partial termination of the Plan for any reason. If this Plan is a Profit Sharing Plan, all amounts credited to a Participant's Employer Account shall become fully vested upon a complete discontinuance of contributions by the Employer.

(d) Matching Contributions Account. The allocation of a portion of Matching Contributions shall not give such Participant any vested right to all or any portion of the amount so allocated. A Participant will have a nonforfeitable right to, and become vested in, amounts allocated to his Matching Contributions Account, adjusted as of each Valuation Date, by the subsequent income, losses, appreciation and depreciation thereof, in accordance with the vesting schedule elected by the Employer in Part I, paragraph 9 of the Application Form. Notwithstanding the foregoing, all amounts credited to a Participant's Matching Contributions Account, adjusted by subsequent income, losses, appreciation and depreciation thereof, shall become fully vested and nonforfeitable upon such Participant's death while an Employee of the Employer, upon the Participant's attainment of age 65 while an Employee of the Employer, upon his Disability while an Employee of the Employer, or upon the termination or partial termination of the Plan for any reason. If this Plan is a Profit Sharing Plan, all amounts credited to a Participant's Matching Contributions Account shall become fully vested upon a complete discontinuance of contributions by the Employer.

(e) Qualified Nonelective and Matching Contributions. If the Employer should make Qualified Nonelective Contributions or Qualified Matching Contributions to the Plan (in connection with a Section 401(k) arrangement established by the Employer in the Application Form), the allocation of such contributions to the special subaccounts under the Participant's Employer Account which are created to hold, invest, and administer such contributions, adjusted as of each Valuation Date, by the subsequent income, losses, appreciation, and depreciation thereof, shall be fully vested and nonforfeitable in such Participant.

------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(f) Forfeitures. Upon a Participant's termination of employment for a reason other than death or Disability, the portion of his Employer Account and Matching Contributions Account not then vested pursuant to (c) and (d) above shall be forfeited as of the end of the Plan Year coincident or next following the date the Participant incurs five (5) consecutive One Year Breaks in Service (or a One Year Break in Service for Plan Years beginning prior to January 1, 1985) after such termination of employment; provided, however, for Participants who receive a distribution of benefits pursuant to Section 4.1 after a termination of employment, the nonvested portion of such Participant's Employer Account and Matching Contributions Account shall be forfeited as of the end of the Plan Year in which such distribution was received. The forfeiture of certain vested amounts may also occur under Section 7.6 in connection with the distribution of certain excess contributions to Highly Compensated Employees. The Employer and Plan Administrator shall notify the Custodian of all forfeitures and the dates on which such forfeitures are to be reflected under the Accounts of the Plan. The forfeited portion of any such Employer Account and Matching Contributions Account shall be allocated as follows:

(i) If this Plan is a Money Purchase Pension Plan, and unless otherwise provided at Part I, paragraph 9 of the Application Form, the amount forfeited shall not be applied to increase the benefits of any Participant, but shall instead be used to reduce the current or future Employer contributions as of the date of forfeiture.

(ii) If this Plan is a Profit Sharing Plan, and subject to Section 3.7(g) below, unless otherwise provided at Part I, paragraph 9 of the Application Form, the amount forfeited shall be allocated among the Employer Accounts or Matching Contributions Account of the remaining Participants as of the end of the Plan Year in which the forfeiture occurs in the manner provided under Section 3.5.

Forfeitures arising hereunder shall be used to reduce the contributions or be used for the benefit of employees of only the Employer who adopts this Plan.

(g) Restoration of Benefit After Distribution. If the vested portion of a Participant's Employer Account is distributed pursuant to Section 4.1, the nonvested portion of such account shall be treated as a forfeiture. If a former Participant has received a distribution pursuant to Section 4.1 which is less than the amount credited to his Employer and 401(k) Accounts derived from Employer contributions, and returns to the employ of the Employer before incurring five (5) Consecutive One Year Breaks in Service, such Participant shall have his benefits fully restored under the Plan, without gain or loss adjustments which occurred from the date of such distribution, if the former Employer repays the distributed amount to the Plan within five (5) years after the

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

 date of reemployment. Restoration of the Accounts shall be made first, from forfeitures for the Plan Year, and second from the Plan's net income or gain for such year. If a Participant has been deemed to have received a distribution pursuant to Section 4.1, and the former Participant returns to employment within the time period specified above, the Participant's Employer Account shall be restored to the amount which existed on the date of the deemed distribution.

(h) In-Service Distributions. If the Employer has elected in the Application Form to permit distributions to Participants before a termination of employment, and if such distribution is made at a time when such Participant has a nonforfeitable right to less than one hundred percent (100%) of his Employer Account and Matching Contributions Account and the Participant may increase the nonforfeitable percentage in the account:

(i) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution; and

(ii) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the following formula:

X=P(AB+(RxD))-(RxD)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

3.8 Limitations on Allocations.

  Subsection (a) through (d) (These subsections apply only to Employers who do not maintain any other qualified plan or welfare benefit fund in addition to this Plan.)

  (a) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund (within the meaning of Section 419(e) of the Code), or an individual medical account (within the meaning of Section 415(l)(2) of the Code) which provides an Annual Addition, the amount of the Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (b) Prior to the determination of the Participant's actual compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual compensation for such Limitation Year. Such estimated annual compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions based on estimated annual compensation shall be reduced by any Excess Amount carried over from prior years.

  (c) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

  (d) If, pursuant to subsection (c) or as a result of the allocation of forfeitures, an error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made under the foregoing limitations, there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of as follows:

  (i) First, any Voluntary Contributions (plus attributable earnings), to the extent that the return would reduce the Excess Amount, shall be returned to the Participant.

  (ii) If after the application of subparagraph (i) an Excess Amount still exists, any Salary Reduction Contributions (plus attributable earnings), to the extent they would reduce the excess, shall be returned to the Participant.

  (iii) If after the application of subparagraph (ii) an Excess Amount still exists, the Excess Amount shall be reapplied to reduce future Employer contributions under this Plan for the next Limitation Year (and for each such succeeding year, as necessary) for such Participant.

  (iv) In the event that the Participant is not covered by the Plan at the end of the Limitation Year, then the remaining Excess Amount shall be held in a suspense account which does not participate in the investment gains of the Plan, and shall be reapplied to reduce future Employer contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

  (v) If a suspense account is in existence at any time during a Limitation Year pursuant to these provisions, it will not participate in the investment gains and losses of the Plan. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   Employer or Voluntary Contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Participants or former Participants.

  Subsection (e) through (j) (These subsections apply only to Employers who, in addition to this Plan, maintain one or more plans, all of which are qualified Master or Prototype defined contribution plans or a welfare benefit fund, as defined in Section 419(e) of the Code or any individual medical account as defined in Section 415(l)(2) of the Code.)

  (e) If, in addition to this Plan, the Employer maintains any other qualified defined contribution plans (all of which are qualified Master or Prototype plans) or a welfare benefit fund as defined in Section 419(e) of the Code, or an individual medical account (as defined in Section 415(l)(2) of the Code) which provides an Annual Addition, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year, shall not exceed the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under this Plan and such other defined contribution plans and welfare benefit funds. If the Annual Additions with respect to a Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount, and the Employer's contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to a Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

  (f) Prior to the determination of the Participant's actual compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner prescribed in Section 3.8(b).

  (g) As soon as is administratively feasible after the Limitation Year, the Maximum Permissible Amount shall be determined on the basis of the Participant's actual compensation for such Limitation Year.

  (h) If a Participant's Annual Additions under this Plan and all such other plans and welfare benefit funds result in an Excess Amount, such Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (i) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan or welfare benefit fund, the Excess Amount attributed to this Plan will be the product of:

  (i) The total Excess Amount allocated on such date, multiplied by

  (ii) The ratio of: the Annual Additions allocated to the Participants for the Limitation Year as of such date under this Plan, divided by the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all qualified master or prototype defined contribution plans or welfare benefit funds.

  (j) Any Excess Amounts attributed to this Plan shall be disposed of as provided in subsection (d) of this Section 3.8.

  (k) (This subsection applies only to Employers, who, in addition to this Plan, maintain one or more qualified plans which are qualified defined contribution plans other than a Master or Prototype plan.) If the Participant is covered under another qualified defined contribution plan maintained by the Employer, Annual Additions allocated under this Plan on behalf of any Participant shall be limited in accordance with the provisions of subsections (e) through (j) as though the other plan were a Master or Prototype plan, unless the Employer provides other limitations in Part I, paragraph 7.A of the Application Form. For the purposes of this limitation, nondeductible contributions to a qualified defined benefit plan are to be treated as a separate defined contribution plan.

  (l) (This subsection applies only to Employers who, in addition to this Plan, maintain or have maintained, one or more qualified plans which are qualified

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  defined benefit plans.) If the Employer maintains, or at any time maintained, a qualified defined benefit plan which covered any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 in any Limitation Year. The Annual Additions credited to any such Participant's Account under this Plan in any Limitation Year shall be limited as provided in Part I, paragraph 7.B of the Application Form. Except as otherwise provided in the Application Form, the limitations of this Section 3.8(l) shall be inapplicable and of no further force and effect for Plan Years that begin on or after January 1, 2000.

  Subsections (m) through (s) (Definitions)

  For purposes of this Section, the following terms shall be defined as follows:

  (m) Annual Additions-The sum of the following amounts credited to a Participant's Accounts for a Limitation Year:

  (i) All Employer contributions,

  (ii) All forfeitures, and

  (iii) All Employee contributions.

  For purposes of this Section, amounts reapplied to reduce Employer contributions under subsection (d) of this Section 3.8 shall also be included as Annual Additions. Amounts allocated, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit plan within the meaning of Section 419(e) of the Code maintained by the Employer shall be treated as Annual Additions to a defined contribution plan. For this purpose, any Excess Amount applied under the foregoing provisions of this Plan in the Limitation Year to reduce Employer contributions will be considered an Annual Addition for such Limitation Year.

  (n) Compensation-For the purposes of applying the limitations of this Section 3.8, compensation shall mean wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in 1.62-2(c)), and excluding the following:

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (i) Employer contributions to a plan of deferred compensation to the extent contributions which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

  (ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture;

  (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

  (iv) other amounts which received special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

  For any self-employed individual, compensation shall mean earned income.

  For Limitations Years beginning after December 31, 1991, for purposes of applying the limitations of this Section, compensation for a Limitation Year is the compensation actually paid or made available in gross income during such Limitation Year.

  For purposes of applying the above limitations, amounts included as compensation for a Limitation Year are those actually paid to or includible in gross income of Participant within such Limitation Year. Notwithstanding the preceding sentence, compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant was paid at the rate of compensation paid immediately before becoming permanently and totally disabled; provided, however, for Limitation Years beginning before January 1, 1997, such imputed compensation for a disabled Participant may be taken into account only if the Participant is not a highly compensated employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

  For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this Section, compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Sections 125 or 457 of the Code and for Limitation Years beginning after December 31, 2000, Section 132(f)(4) of the Code.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (o) Employer-The Employer that adopts this Plan; in the case of a group of Employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) as modified by Section 415(h)), or which are members of an affiliated service group (as defined in Section 414(m) of the Code), or any other entity required to be aggregated with the Employer under Section 414(o) of the Code, all such Employers shall be considered a single Employer for purposes of applying the limitations of this Section 3.8.

  (p) Excess Amount-The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

  (q) Limitation Year-A calendar year (or any other 12-consecutive-month period adopted for all plans of the Employer pursuant to the period selected by the Employer in Part I, paragraph 1 of the Application Form). If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. In the event a short Limitation Year is created, the Maximum Permissible Amount for the short Limitation Year shall be reduced by multiplying the Maximum Permissible Amount by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

  (r) Master or Prototype Plan-A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

  (s) Maximum Permissible Amount-For a Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of:

  (i) $30,000 as such limit may be adjusted for increases in cost of living in accordance with Section 415(d) of the Code; or

  (ii) twenty-five percent (25%) of a Participant's compensation (within the meaning of Section 415(c)(3) of the Code, including, for Plan Years beginning after December 31, 2000, elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code) for the Limitation Year.

  The compensation limitation referred to in (ii) above shall not apply to any contribution for medical benefits (within the meaning of Sections 401(h) or 419A(d)(2) of the Code) which is otherwise treated as an Annual Addition under Sections 415(l)(1) or 419A(d)(2) of the Code.

  Subsections (t) through (u) (Definitions)

  For the purposes of the limitations set forth in Part I, paragraph 9.B of the Application Form regarding defined benefit plans which are maintained in addition to this Plan, the following terms shall be defined as follows:

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (t) Defined Benefit Fraction-A fraction, the numerator of which is the sum of a Participant's Projected Annual Benefits under all qualified defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code, or one hundred forty percent (140%) of the Highest Average Compensation, including any adjustments under Section 415(d) of the Code. For this purpose, Highest Average Compensation means the average Compensation for the three consecutive Years of Service with the Employer which produces the highest average.

  Notwithstanding the foregoing, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

  (u) Defined Contribution Fraction-A fraction, the numerator of which is the sum of the Annual Additions credited to the Participant's accounts under this and all qualified defined contribution plans of the Employer (whether or not terminated) for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to any qualified defined benefit plans of the Employer for the current and all prior Limitation Years, whether or not terminated), and the Annual Additions attributable to all welfare benefit funds and individual medical accounts, and the denominator of which is the Maximum Aggregate Amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). As used herein, the "Maximum Aggregate Amount" in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year.

  If the Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat employee contributions as Annual Additions.

  (v) Projected Annual Benefit-The annual retirement benefit (adjusted to an actuarially equivalent Straight Life Annuity if such benefit is expressed in a form other than a Straight Life Annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

  (i) The Participant will continue employment until normal retirement age under the plan (or current age, if later), and

  (ii) The Participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION 4 PAYMENT OF BENEFITS:

  4.1 Payment to Participants. The amounts in any Participant's Accounts (hereinafter called the "Accrued Benefit") which are vested shall be distributed to him commencing on the last bank business day of the month following his retirement or termination of employment with Employer, but such distribution date shall in no event be later than the "Required Distribution Date". Unless the vested Accrued Benefit of a Participant (including amounts transferred from other plans but excluding accumulated deductible employee contributions as described in Section 72(o)(5)(B) of the Code)) is under $3,500.00 ($5,000 for Plan Years beginning after August 5, 1997), or unless the Employer permits distributions before a Participant terminates employment, distribution of such Participant's vested Accrued Benefit upon termination of employment shall not be made prior to attainment of age 65 (hereinafter called the "Normal Retirement Age"), unless such Participant (and his spouse if the Plan is subject to the joint and survivor annuity requirements of Section 4.4) has consented in writing to an earlier distribution.

  Notwithstanding any provisions in this Plan to the contrary, Salary Reduction Contributions, Qualified Nonelective Matching Contributions, and income allocable to each are not distributable to a Participant or his or her beneficiary or beneficiaries earlier than upon termination of employment, death, or disability. Such contributions may also be distributed upon: (i) termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (defined in Section 4975(e)(7) of the Code), a simplified employee pension plan (defined in Section 408(k) of the Code), or a SIMPLE IRA (defined in Section 408(p) of the Code); or (ii) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets; (iii) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary; (iv) the attainment of age 59-1/2 in the case of a profit sharing plan; and (v) the hardship of the Participant as described in Section 7.11. All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code. In addition, distributions that are triggered by any of the first three events enumerated above must be made in a lump sum.

  If payment in the form of a joint and survivor annuity is required with respect to a Participant and either the value of a Participant's vested Accrued Benefit exceeds $5,000 (or at the time of any prior distribution in Plan Years beginning before August 6, 1997, exceeds $3,500) and if distributions have commenced and there are remaining payments to be made, and the Accrued Benefit is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such Accrued Benefit.

  If payment in the form of a joint and survivor annuity is not required with respect to a Participant and the value of a Participant's vested Accrued Benefit exceeds $5,000, and the Accrued Benefit is immediately distributable, the Participant must consent to any distribution of such Accrued Benefit.

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  The preceding paragraph shall apply if the value of a Participant's vested Accrued Benefit (1) for Plan Years beginning before August 6, 1997, exceeds $3,500 (or exceeded $3,500 at the time of any prior distribution); (2) for Plan Years beginning after August 5, 1997, and for a distribution made prior to March 22, 1999, exceeds $5,000 (or exceeded $5,000 at the time of any prior distribution); and (3) for Plan Years beginning after August 5, 1997 and for a distribution made after March 21, 1999, that either exceeds $5,000 or is a remaining payment under a selected optional form of payment that exceeded $5,000 at the time the selected payment began.

  The consent of the Participant (and, if applicable, the Participant's spouse) shall be obtained in writing within the 90-day period ending on the day that benefit payments are to commence. A failure of a Participant and spouse (if applicable) to consent to a distribution of benefits shall be deemed to be an election to defer commencement of payment of benefits to the date of his Normal Retirement Age. A Participant may also elect to defer the distribution of his vested Accrued Benefit to a date which is no later than his Required Distribution Date. The Plan Administrator shall notify the Participant and his spouse (if applicable) of this right. Such notification shall include a general description of the material features of the Plan's benefit payment provisions (including an explanation of relative values) in a manner that satisfies the notice requirements of Section 417(a)(3) of the Code. The notice shall also be given no less than 30 days and no more than 90 days prior to the benefit distribution date. If the value of the Participant's vested Accrued Benefit at the time of his termination of employment is zero, the Participant shall be deemed to have received a distribution of his Accrued Benefit as of the date of his termination of employment. Notwithstanding the foregoing, a distribution other than on account of death or Disability shall not be made prior to such Participant's attainment of age 59-1/2 unless he has directed that a distribution is to be made and has acknowledged, in writing, to the Plan Administrator or Custodian that he shall be responsible for any additional tax attributable to a distribution made prior to age 59-1/2.

  The Required Distribution Date is one of the following as selected by the Employer in the Application Form:

  (a) The Required Distribution Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

  (b) The Required Distribution Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, except that distributions to a Participant (other than a 5% Owner) with respect to benefits accrued after the later of the adoption or effective date of the amendment to the Plan must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or incurs a termination of employment.

  (c) The Required Distribution Date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or incurs a termination of employment except that a distribution to a 5% Owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (i) A Participant who attains age 70-1/2 in years after 1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70-1/2, (or by December 31, 1997 in the case of a Participant attaining age 70-1/2 in 1996) to defer distributions until the calendar year following the calendar year in which the Participant incurs a termination of employment. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70-1/2 (or by December 31, 1997 in the case of a Participant attaining age 70-1/2 in 1996).

  (ii) A Participant who attains age 70-1/2 in years prior to 1997 may elect to stop distributions and recommence distributions by the April 1 of the calendar year following the year in which the Participant incurs a termination of employment. There is either (as elected by the Employer in the Application Form):

  (A) a new annuity starting date upon recommencement of distributions, or

  (B) no new annuity starting date upon recommencement of distributions.

  (iii) The preretirement age 70-1/2 distribution option is only eliminated with respect to Participants who reach age 70-1/2 in or after a calendar year that begins after the date the Employer adopts this Plan as an amended and restated Plan. The preretirement age 70-1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which a Participant attains age 70-1/2 and ends April 1 of the immediately following calendar year.

  A Participant is treated as a 5% Owner for purposes of this Section 4.1 if such Participant is a 5% Owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such 5% Owner attains age 70-1/2.

  Once distributions have begun to a 5% Owner under this Section 4.1, they must continue to be distributed, even if the Participant ceases to be a 5% Owner in a subsequent year.

  Participant and spousal consent to a distribution of benefits shall not be required hereunder to the extent that a distribution must be made in order to satisfy the requirements of Section 401(a)(9) of the Code.

  4.2 Payment on Disability. If any Participant becomes Disabled, his Accrued Benefit may be distributed to him commencing on the last bank business day of the month in which he becomes Disabled.

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  4.3 Method of Distribution.

  (a) Distribution Before Death. Distributions to a Participant shall be paid to the Participant or, if he is then deceased, to his Beneficiary (subject to the requirements of subsection (b) below). At the direction of the Participant or Beneficiary, such distribution shall be in cash or in kind, in one or more of the following ways:

  (i) in a lump sum payment;

  (ii) in substantially equal annual or more frequent installments over a period not to exceed the life expectancy of such Participant or the joint life expectancies of such Participant and his Designated Beneficiary. Any distribution for a calendar year on or after the Required Distribution Date shall be at least equal to the amount which results when the Participant's Accrued Benefit at the beginning of the year is divided by the lesser of (i) the applicable divisor from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations or (ii) the applicable life expectancy determined under the unisex life expectancy tables of Section 1.72-9 of the Income Tax Regulations. The life expectancy of a Participant or his spouse may, upon request before distributions commence, be recalculated annually. Such election to recalculate life expectancies shall be irrevocable and apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated; or

  (iii) if this Plan is a Money Purchase Pension Plan or a Profit Sharing Plan which is subject to the joint and survivor annuity requirements of Section 4.4, a qualified joint and survivor annuity providing an immediate annuity for the life of the Participant with, if the Participant is then married, a survivor annuity for the life of the spouse equal to one-half (1/2) of the amount of the annuity payable during the joint lives of the Participant and his spouse. The annuity provided hereunder shall be the amount of benefit that can be purchased by the amount of the Participant's Account(s).

  If a minimum distribution is required for any Participant pursuant to the foregoing provisions, the first minimum distribution must be made on or before the Participant's Required Distribution Date. The minimum distribution for other calendar years, including the year of the Participant's Required Distribution Date, must be made on or before December 31 of such calendar year. In determining the minimum distribution required for any distribution year, the Participant's Accrued Benefit at the beginning of the year shall be the total Accrued Benefit of the Participant as of the Valuation Date which is the last day of the calendar year preceding the distribution year (the valuation year) increased by the amount of any contributions or forfeitures allocated to the Participant's Accounts as of the date in the valuation year after the Valuation Date and decreased by

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   distributions made in the valuation year after the Valuation Date. For this purpose, if any portion of the minimum distribution for the first distribution year is made in the second distribution year on or before the Required Distribution Date, the amount of distribution made in the second distribution year shall be treated as if it had been made in the immediately preceding distribution year.

  (b) Distributions After Death. Upon the death of a Participant, if an annuity described in Section 4.4(a) or (b) is not to be paid, the Plan Administrator shall direct the Custodian to pay the Participant's vested Accrued Benefit as follows:

  (i) If distribution of the deceased Participant's Accrued Benefit had commenced under Section 4.3(a)(ii) before his death, the Custodian shall continue payments to the Participant's Beneficiary in accordance with the period selected under Section 4.3(a)(ii);

  (ii) If distribution of the deceased Participant's Accrued Benefit had not commenced before his death, and if the Participant's Beneficiary is his Designated Beneficiary, the Custodian shall pay the vested Accrued Benefit to such Beneficiary over any period not to exceed the life expectancy of such Designated Beneficiary; provided, however, if the Designated Beneficiary is not the Participant's spouse, distributions shall commence by the December 31 of the calendar year following the calendar year of the Participant's death; provided, further, if the Designated Beneficiary is the Participant's spouse, distributions shall commence no later than December 31 of the calendar year in which the Participant would have attained age 70-1/2 had he lived or, if later, December 31 of the calendar year following the calendar year in which the Participant died; and

  (iii) In all other cases, the Custodian shall pay the deceased Participant's vested Accrued Benefit to the Participant's Beneficiary no later than the December 31 of the calendar year which contains the fifth anniversary of the Participant's death or, if payments had not commenced to the Participant's surviving spouse pursuant to (ii) above (if such spouse was the primary Designated Beneficiary), no later than the December 31 of the calendar year which contains the fifth anniversary of the death of such spouse.

  A Participant may elect the manner and form in which death distributions are to be made, subject to the limitations of this Section 4. If the Participant has not made an election for death distributions, the manner and form of distribution shall be made by the Participant's Beneficiary, subject to the limitations of this Section and Section 4.7. The Beneficiary's election must be made by the earlier of (1) December 31 of the calendar year in

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   which the distribution would be required to begin or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the Participant's death. If the Beneficiary fails to make a timely election on the method of distribution, the Accrued Benefit shall be paid in the form of a lump sum distribution on the applicable required distribution date.

  All life expectancies under this Section 4.3(b) shall be determined under the unisex life expectancy tables of Income Tax Regulation Section 1.72-9. Upon the request of the Participant's surviving spouse, the life expectancy of the surviving spouse may be recalculated annually.

  Subject to the requirements of Section 4.4 (if applicable), the term "Beneficiary" of a Participant means the first of the following classes of persons, with the priority in the order named, of which there shall be a member or members living after the death of the Participant, on respective dates that distributions are due or payable under this Plan:

  (i) If this Plan is a Profit Sharing Plan, the Participant's surviving spouse, if any, unless such spouse has, pursuant to Section 4.7, consented to the designation of another as the Participant's Beneficiary;

  (ii) The Beneficiary or Beneficiaries designated by the Participant. Such designation shall be in writing and filed with the Employer in such form as the Employer may prescribe. Such designation may be changed or revoked in like manner by so filing a new written designation with the Employer;

  (iii) The Participant's spouse, if living;

  (iv) The Participant's children or their then living issue by right of representation; and

  (v) The estate of the Participant.

  For purposes of this Section 4, a Participant's "Designated Beneficiary" shall be the Participant's surviving spouse, or the Beneficiary or Beneficiaries determined above, except that a Participant's estate shall never be considered a Designated Beneficiary.

  A trust may be named as a Designated Beneficiary if the trust benefits specific individuals and satisfies all of the following requirements as of the later of the date on which the trust is named as a Beneficiary or the date that distributions must commence from the Plan:

  (i) The trust is a valid trust under state law;

  (ii) The trust is irrevocable or will, by its terms, become irrevocable upon the Participant's death;

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (iii) The beneficiaries of the trust who will benefit from the distribution made by the Plan are identifiable from the trust instrument; and

  (iv) A copy of the trust instrument and all amendments thereto is provided to the Plan Administrator or the Participant (or trustee of the trust, if the Participant is deceased) provides such documentation as may be required under the Income Tax Regulations to Section 401(a)(9) of the Code to determine the beneficiaries of the trust and a description of the conditions of their entitlement to benefits.

  In the event a Beneficiary dies after the Beneficiary's death distribution becomes payable, the remainder of the benefit payable to the Beneficiary shall be paid to the Beneficiary's estate (or such beneficiary as may have been selected by the Beneficiary in a written designation filed with the Custodian) in a single sum payment as soon as administratively practicable.

  (c) Pre-TEFRA Distributions and Elections. Notwithstanding the foregoing provisions of this Section 4, distributions on behalf of any Participant, including a 5% Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

  (i) The distribution by the Plan is one which would not have disqualified the Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

  (ii) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

  (iii) Such designation was in writing, was signed by the Participant or his Beneficiary, and was made and filed with the Plan Administrator before January 1, 1984.

  (iv) The Participant had accrued a benefit under the Plan as of December 31, 1983.

  (v) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant and in order of priority.

  ------------------------------------------------------------------------------------------------------------------------------------------------------------------------

  A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

  For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (i) and (v) above.

  If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code, as amended. Any changes in the Beneficiary designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the original designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

  Notwithstanding the foregoing, such Beneficiary designations by a married Participant shall be effective after Plan Years commencing after December 31, 1984, only if the Participant's spouse shall consent to the designation in the manner required in Section 4.7 and, if applicable, has waived the joint and survivor annuity pursuant to Section 4.5 of the Plan.

  4.4 Distributions in Certain Cases. The provisions of this Section 4.4 shall govern the distribution of a Participant's Accrued Benefit under the Plan if the Participant is credited with an Hour of Service on or after August 23, 1984, and if this Plan is a Money Purchase Pension Plan or a Profit Sharing Plan which, after August 22, 1984, is a direct or indirect transferee of a defined benefit plan, a money purchase pension plan, or a profit sharing or stock bonus plan which provided for a life annuity form of payment.

  (a) Joint and Survivor Annuity. A Participant who performs an Hour of Service for the Employer on or after August 23, 1984, and whose benefits commence by reason of retirement (if such retirement is during or after the first Plan Year which commences after December 31, 1984) or are to otherwise commence by reason of his termination of employment, shall receive his vested Accrued Benefit (other than amounts which may be attributable to deductible Voluntary Contributions but including amounts directly transferred from other plans) in the form of a joint and survivor annuity described in Section 4.3(a)(iii) unless a timely election pursuant to Section 4.5 is made to not receive the Accrued Benefit in the form of a joint and survivor annuity. For the purposes hereof, a joint and survivor annuity in the case of an unmarried Participant shall mean an annuity for the life of the Participant. The Participant may elect to have the joint and survivor annuity distributed upon attainment of the earliest retirement age under the Plan.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (b) Preretirement Survivor Annuity. Unless an optional form of benefit or Beneficiary is selected pursuant to Section 4.5, if a married Participant who performs an Hour of Service for the Employer on or after August 23, 1984, should die before benefit payments commence under the Plan, then fifty percent (50%) of the Participant's vested Accrued Benefit shall be applied towards the purchase of a preretirement survivor annuity which shall be an annuity for the life of the surviving spouse. The amount of the survivor annuity shall be the amount of benefit which can be purchased by fifty percent (50%) of the balance of the Participant's vested Accrued Benefit. The surviving spouse may elect to have such annuity distributed from the Plan within a reasonable time after the Participant's death. Payment of the survivor annuity shall commence no later than the Participant's earliest retirement date under the Plan, or the month following his death, if later. The balance of the deceased Participant's vested Accounts shall be distributed pursuant to Section 4.3(b) to the Participant's Beneficiary or Beneficiaries.

  (c) Married Participants. A Participant shall not be considered a married Participant for purposes of this Section 4.4 unless the Participant is married (as determined under applicable state law) on the distribution date of his Accrued Benefit; provided, however, a former spouse will be treated as the spouse or surviving spouse of a Participant to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

  (d) Determining Amount of Annuity. The annuity required by Section 4.4(a) or (b) above shall be the amount of benefit that can be purchased by the appropriate portion of the Participant's vested Accrued Benefit (other than amounts attributable to deductible Voluntary Contributions but including amounts directly transferred from other plans) at the time such annuity is to be determined. All annuity benefit forms hereunder shall be provided through the Custodian's transfer of the appropriate portion of the Participant's vested Accrued Benefit to the Plan Administrator who shall immediately use such funds to purchase the required annuity contract from a legal reserve life insurance company selected by the Plan Administrator. The purchased annuity contract shall thereupon be distributed to the Participant or his surviving spouse in the case of a preretirement survivor annuity. Upon the purchase of an annuity contract hereunder for the benefit of a Participant or his spouse, all obligations of the Plan to pay benefits to the Participant and his spouse shall terminate, without exception. Any annuity contract distributed from the Plan shall be nontransferable and comply with all applicable requirements of the Plan including the requirements of Section  401(a)(9) of the Code. A Participant may elect to have a joint and survivor annuity distributed upon attainment of the earliest retirement age under that Plan. A surviving spouse may elect to have a purchased annuity distributed immediately from the Plan.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (e) Obligations to Cease Upon Death. In the case of a joint and survivor annuity or a preretirement survivor annuity to a surviving spouse, the obligation of the Plan to pay benefits to a Participant shall terminate upon payment of the amount due in the calendar month of his death; and the obligation of the Plan to pay benefits to the surviving spouse of a Participant, pursuant to Section 4.4(a) or (b), shall terminate upon payment of the amount due in the calendar month of such surviving spouse's death.

  (f) No Annuity if Accrued Benefit is Less Than $3,500 ($5,000 for Plan Years beginning after August 5, 1997). Notwithstanding anything herein to the contrary, if the Participant's vested Accrued Benefit at his distribution date is not in excess of $3,500 ($5,000 for Plan Years beginning after August 5, 1997), a joint and survivor annuity or preretirement survivor annuity shall not be provided, and in lieu thereof, the Participant's vested Accrued Benefit will be distributed in the form of a lump sum payment.

  (g) Conversion of Annuity Benefit. Notwithstanding anything herein to the contrary, at any time on or after the commencement date of an annuity required hereunder, the actuarial equivalent of the payments yet to be made under the annuity may be immediately distributed in a lump sum payment if the Participant and his spouse, if any, (or the surviving spouse if the Participant is deceased) consent in writing. The Plan Administrator shall adopt reasonable actuarial assumptions to be consistently applied for determining the amount of remaining annuity benefit; which assumptions shall not use an assumed interest rate greater than the interest rate which would be used, as of the applicable date of distribution, by the Pension Benefit Guaranty Corporation for purposes of determining the present value of lump sum distributions from terminated plans.

  4.5 Election Not to Take Joint and Survivor Annuity.

  (a) Each Participant and his spouse, if any, who are subject to the provisions of Section 4.4 shall be entitled to file an election (on a form provided by the Plan Administrator) not to receive the Participant's Accrued Benefit in the form of a joint and survivor annuity described in Section 4.4(a) or the preretirement survivor annuity described in Section 4.4(b). Such election, to be effective, shall be made during the applicable election period described in Section 4.5(b) and comply with the requirements of Section 4.5(c). This election may be revoked by the Participant at any time during the applicable election period by filing a written revocation with the Plan Administrator. In addition, an election meeting the requirements of Section 4.5(c) may be made by a Participant and his spouse to receive a cash-out of benefits in excess of $3,500 ($5,000 for Plan Years beginning after August 5, 1997) pursuant to Section 4.1 in the event the Participant terminates employment prior to age 65.

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (b) With respect to the joint and survivor annuity described in Section 4.4(a), the election period shall be the ninety (90) day period ending on the date of distribution of the Participant's Accrued Benefit. With respect to the preretirement survivor annuity described in Section 4.4(b), the election period shall begin on the first day of the Plan Year in which the Participant attains age thirty-five (35) and shall end on the date of the Participant's death; provided, however, in the case of a Participant who terminates employment with the Employer before age thirty-five (35), with respect to the vested Accrued Benefit as of the date of termination, the election period shall begin on the date he terminates such employment.

  A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the preretirement survivor annuity in such terms as are comparable to the explanation required at Section 4.5(d). Preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Section 4.5.

  (c) The election required by Section 4.5(a) shall not be effective unless: (i) the election is in writing pursuant to such form as the Plan Administrator may prescribe, and executed by the Participant and consented to in writing by his spouse; (ii) the election designates a specific Beneficiary or class of Beneficiaries, including contingent Beneficiaries, which may not be changed without spousal consent (unless such spouse expressly permits new designations by the Participant without further spousal consent); (iii) the spouse's consent acknowledges the effect of the election; and (iv) the spouse's signature on the election is witnessed by a representative of the Plan appointed by the Plan Administrator or by a notary public. In the event that such consent cannot be obtained because there is no spouse or such spouse cannot be located, the Participant must establish such facts to the Plan Administrator, and upon establishment of such facts to the Plan Administrator's satisfaction, an election described in Section 4.5(a) shall be deemed to be effective. The consent must also be limited to a specific form of benefit payment which may not be changed without spousal consent (unless the spouse's consent expressly permits designations of other forms of benefit or other Beneficiaries by the Participant without further spousal consent). Any consent necessary hereunder shall be valid only with respect to the spouse who signs such consent, or in the event of a deemed effective election, the spouse designated by the Participant. A consent that permits designation by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior election may be made by a

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   Participant without the consent of his spouse at any time before the commencement of benefits, and the number of revocations shall not be limited. No consent obtained hereunder shall be valid unless the Participant has received notice as provided in subsection (d) below.

  (d) The following notice requirements shall apply to any Plan which is subject to this Section 4.5.

  (i) In the case of a joint and survivor annuity, the Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date, provide each Participant within a reasonable period prior to the commencement of benefits a written explanation of: (1) the terms and conditions of a joint and survivor annuity; (2) the Participant's right to make and the effect of an election to waive the joint and survivor annuity form of benefit; (3) the rights of a Participant's spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the joint and survivor annuity.

  Notwithstanding the preceding paragraph, the annuity starting date for a distribution in a form other than a joint and survivor annuity may be less than thirty (30) days after receipt of the written explanation described in the preceding paragraph provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least thirty (30) days to consider whether to waive the joint and survivor annuity and elect (with spousal consent) to a form of distribution other than a joint and survivor annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant; and (3) the annuity starting date is a date after the date that the written explanation was provided to the Participant.

  (ii) In the case of a preretirement survivor annuity, the Plan Administrator shall provide each Participant, within the "applicable period," a written explanation of the preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to a joint and survivor annuity. The "applicable period" for a Participant is whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); (2) a reasonable period ending after the individual becomes a Participant; (3) a reasonable period ending after Section 4.4 first applies to a Participant; or (4) a reasonable period ending after subparagraph (iii) below ceases to apply to the Participant.

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service before attaining age thirty-five (35). For purposes of this subsection, a "reasonable period" ending after the enumerated events is the end of the 2-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age thirty-two (32), the Plan Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan.

  (iii) Notwithstanding the other requirements of this subsection (d), the respective notices prescribed herein need not be given to a Participant if the Plan "fully subsidizes" the costs of a joint and preretirement survivor annuity or survivor annuity and the Participant or his spouse cannot elect another form of benefit. For purposes of this subsection, the Plan will fully subsidize the costs of a benefit if under the Plan, the failure to waive such benefit by a Participant would not result in a decrease in any Plan benefit with respect to such Participant and would not result in increased contributions from the Participant.

  For the purposes of this Section 4, the "annuity starting date" means the first day of the first period for which an amount is paid as an annuity or any other form.

  (e) In the event an effective election not to receive joint and survivor annuity benefits or preretirement survivor annuity benefits is in effect, the distribution provisions of Section 4.3(a), other than 4.3(a)(iii), and Section 4.3(b) shall govern the distribution of the Participant's Accrued Benefit.

  4.6 Transitional Rules. Any living Participant not receiving benefits on August 23, 1984, in a Plan subject to the provisions of Section 4.4 and which is a successor plan to a plan which provided life annuity benefits prior to such date, who would otherwise not receive the form of benefits prescribed by the provisions of Section 4.4, must be given the opportunity to elect to have Sections 4.4 and 4.5 apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) Years of Service for vesting purposes when he separated from service. In addition any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under a predecessor plan on or after September 2, 1974, which provided for the payment of life annuity forms of benefits, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with subsection (b) of this Section 4.6.

  (a) The respective opportunities to elect (as described above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

  --------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (b) Any such Participant who is not credited with any service in Plan Years beginning after December 31, 1975, but has performed service after September 1, 1974, and who has elected pursuant to this Section 4.6, and any such Participant who does not elect or who meets said requirements of this Section 4.6 except that such Participant does not have at least ten (10) vesting Years of Service when he terminates employment with the Employer, shall have his benefits distributed in accordance with all of the following requirements if benefits would have otherwise been payable in the form of a life annuity under a predecessor plan:

  (i) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

  (1) begins to receive payments under the Plan on or after his Normal Retirement Age; or

  (2) dies on or after his Normal Retirement Age while still working for the Employer; or

  (3) begins to receive payments on or after the qualified early retirement age; or

  (4) separates from service on or after attaining his Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

  then such benefits will be received under this Plan in the form of a joint and survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six (6) months before the Participant attains the qualified early retirement age and end not more than ninety (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

  (ii) Election of early survivor annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the joint and survivor annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the ninetieth (90th) day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (iii) For purposes of this subsection (b):

  (1) Qualified early retirement age is the latest of:

  (i) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

  (ii) the first day of the 120th month beginning before the Participant reaches his Normal Retirement Age, or

  (iii) the date the Participant begins participation.

  (2) Joint and survivor annuity is an annuity for the life of the Participant with an survivor annuity for the life of the spouse, which is equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested Accrued Benefit.

  4.7 Consent of Spouse to Designation of Beneficiary. In the case of a Profit Sharing Plan which is not required to provide joint and survivor annuity benefits pursuant to Section 4.4, the spouse of a Participant may, at any time prior to the death of the Participant, consent to the designation by the Participant of a Beneficiary other than said spouse. Such consent to be effective shall be in writing, pursuant to such form as the Plan Administrator may prescribe, and shall satisfy the same applicable terms and conditions relating to the waiver of certain annuity benefits under Section 4.5 above.

  4.8 Missing Participants or Beneficiaries. It shall be the duty of each person entitled to a benefit hereunder to keep the Plan Administrator advised at all times of his correct mailing address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last Post Office address filed with the Plan Administrator, or if no address is filed, then at his last Post Office address as shown on the Employer's records, will be binding for all purposes of the Plan. Neither the Employer nor the Custodian nor the Plan Administrator shall be required to search for or locate a Participant or Beneficiary. If the Plan Administrator notifies a Participant or Beneficiary that he is entitled to a distribution, and the Participant or Beneficiary fails to claim his interests under the Plan or to make his whereabouts known within three (3) calendar years after the notification, the benefits under the Plan of the Participant or Beneficiary will be held in a separate account for a reasonable period of time and then will be disposed of in an equitable manner permitted by law and in accordance with rules adopted by the Plan Administrator and uniformly applied with respect to all Participants. If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the proper Participant or Beneficiary.

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  4.9 Facility of Payment. If any person entitled to receive benefits hereunder is, in the judgment of the Plan Administrator, unable to take care of his affairs because of mental condition, illness or accident, any payment due him (unless prior claim therefor shall have been made by a qualified guardian or other legal representative) may be paid, by order of the Plan Administrator, for the benefit of such person to his spouse, child, parent, brother or sister or other persons who in the opinion of the Plan Administrator has incurred expense for, or is maintaining, or has custody of, such person. Neither the Plan Administrator, the Employer, nor the Custodian shall be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section, and any such payment so made shall be a complete discharge of the liability of the Plan therefor.

  4.10 Claims Procedure. Any person whose claim for benefits under the Plan has been denied shall receive a written notice setting forth the specific reasons for such denial, a specific reference to Plan provisions on which such denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claims review procedure. Thereafter, upon the filing of a written request by such person no later than sixty (60) days after receipt of the written notification of denial, any decision resulting in a denial of a claim may be appealed to the Plan Administrator for a full review. In conjunction with the appeal, a claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing. A decision shall be made by the Plan Administrator not later than sixty (60) days after the Plan's receipt of a request for review; provided, however, if special circumstances require an extension of time for processing, such decision shall be made as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

  4.11 Distributions to Comply With Code. All distributions under this Section 4 shall be determined and made in accordance with Section 401(a)(9) of the Code and the Income Tax Regulations thereunder.

  4.12 Distributions Pursuant to Domestic Relations Orders. Notwithstanding anything herein to the contrary, the Custodian may comply with any directions issued by the Plan Administrator in response to a qualified domestic relations order (within the meaning of Section 414(p) of the Code) affecting a Participant's Accrued Benefit. The Plan Administrator shall establish procedures in accordance with Section 414(p) of the Code for determining the qualified status of a domestic relations order served upon the Plan. The Plan Administrator shall follow all applicable procedures set forth in Section 414(p) which apply when a domestic relations order is received, including appropriate instructions to the Custodian with respect to segregating amounts in separate, segregated accounts pending the resolution of all matters relating to the domestic relations order and the distribution of Plan benefits with respect thereto.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  4.13 Direct Rollover. This Section 4.13 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Plan, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 4.13, the following terms are defined as follows:

  (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) received after December 31, 1998; the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

  (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

  (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

  (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

  4.14 Waiver of Certain Notice Periods for Distributions. For distributions under this Section 4 which require the Participant's consent, the following will apply: If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

  (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (b) the Participant, after receiving the notice, affirmatively elects a distribution.

  4.15 Distributions Prior to Termination of Employment. If the Employer has elected in the Application Form to permit distributions prior to a Participant's termination of employment, then a Participant, in accordance to the election rights specified in the Application Form, may elect, at such time and in such manner as the Plan Administrator may prescribe, to withdraw all or a part of such Participant's vested Accrued Benefit. Any distribution made pursuant to this Section 4.15 shall comply with the joint and survivor requirements of this Section 4.

  4.16 Distributions on or after January 1, 2001. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This Section 4.16 shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION 5 CUSTODIAL ACCOUNT AND INVESTMENT OF PLAN ASSETS:

  5.1 Custodial Agreement. Concurrently with the establishment of the Plan, Employer shall execute a Bridges Investment Fund, Inc. Standard Custodial Agreement (the "Custodial Agreement") with the Custodian in the form attached hereto as Exhibit A, and such Agreement shall constitute a part of the Plan. If any provisions of the Plan are inconsistent with the provisions of the Custodial Agreement, the latter shall control.

  5.2 Investment of Contributions. Contributions by or on behalf of all Participants shall be transferred to the Custodian by Employer and shall be invested by the Custodian solely in Investment Company Shares as provided in the Custodial Agreement. The Custodian shall have no responsibility for the correctness of any contributions and no responsibility for determining whether any contribution exceeds any applicable limits of Section 3.

  5.3 Registration and Ownership of Shares. Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee until distributed. The Participant for whom such shares are acquired shall be the beneficial owner of such shares.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION 6 TOP-HEAVY RULES:

  The provisions of this Section 6, together with the provisions of the Plan which become effective in any Plan Year beginning after December 31, 1983 in which the Plan is a Top-Heavy Plan, shall supersede any conflicting provisions of the Plan or its Application Form.

  6.1 Determination of Top-Heavy Status. The Plan shall be classified as a Top-Heavy Plan for a Plan Year beginning after December 31, 1983, if any of the following conditions exist:

  (a) If the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

  (b) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top-heavy ratio for the group of plans exceeds sixty percent (60%).

  (c) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top-heavy ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

  For this purpose, the top-heavy ratio shall mean as follows:

  If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) which has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

  If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date(s), has or has had any accrued benefits, the top-heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with the immediately preceding paragraph above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

   Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with the immediately preceding paragraph, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio shall be adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

  For purposes of determining the top-heavy ratio, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

  The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

  6.2 Limitation on Allocations. If, during any Limitation Year beginning before January 1, 2000, the Participant is a participant in both a defined contribution plan and a defined benefit plan which are a part of a top heavy group, the Plan Administrator or Committee shall apply the limitations of Section 3.8 to such Participant by calculating the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction by substituting "100%" for "125%" each place it appears in Section 3.8(t) and (u). This Section 6.2 shall not apply if:

  (a) The Plan would satisfy the minimum guaranteed contribution requirements of Section 3.5(d), if the minimum guaranteed contribution was one percent (1%) greater than the minimum guaranteed contribution the Plan Administrator otherwise would calculate; and

  (b) The top heavy ratio does not exceed ninety percent (90%).

  6.3 Definitions. For purposes of applying the top-heavy provisions of this Plan:

  (a) "Compensation" shall mean, for purposes of the minimum guaranteed contribution requirements of Section 3.5(d), compensation within the meaning of Section 415(c)(3) of the Code (including for Plan Years that begin after December 31, 2000, elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code) as limited by Section 401(a)(17) of the Code.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (b) "Required Aggregation Group" means:

  (1) Each qualified plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and

  (2) Any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Section 401(a)(4) of the Code or Section 410 of the Code.

  (3) Any plan that has been terminated during the Plan Year or during the preceding four Plan Years that would otherwise be a plan described in (1) or (2) above had such plan not been terminated.

  (c) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy in the aggregate the requirements of Sections 401(a)(4) and 410 of the Code. The Plan Administrator shall determine which plan to take into account in determining the Permissive Aggregation Group.

  (d) "Determination Date" for any Plan Year is the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of the first Plan Year. Accrued Benefits of any Participant that are to be determined as of the Determination Date shall include Employer contributions which are due as of said Determination Date. All valuations required as of any Determination Date pursuant to determining top-heavy status shall be the Valuation Date that coincides with the Determination Date.

  6.4 Determination of Top-Heavy Status. The determination as to whether the Plan is a Top-Heavy Plan for a Plan Year must be made each Plan Year as of the Determination Date. However, the Employer may, by written notice to the Plan Administrator or Custodian, determine that the Plan is to be treated as a Top-Heavy Plan without regard to the tests set forth in this Section 6.

  6.5 Present Value Determinations. If the Employer maintains a qualified defined benefit plan which is in addition to this Plan, the present value of accrued benefits for purposes of determining top-heavy status under this Section 6 shall be based upon the interest and mortality assumptions specified in Part I, paragraph 10 of the Application Form.

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION 7 SPECIAL RULES FOR PROFIT SHARING PLANS HAVING

  401(k) PROVISIONS:

  The provisions of this Section 7 shall apply to any Plan which has, pursuant to the Application Form, established a cash or deferred arrangement under Section 401(k) of the Code, including any Matching Contribution provisions with respect to such arrangement.

  7.1 Matching Contributions.  If elected in the Application Form, the Employer shall make Matching Contributions (as described in Section 3.2) with respect to the Participant's Salary Reduction Contributions.

  7.2 Qualified Nonelective Contributions.  Unless otherwise provided at Part II, paragraph 4 of the Profit Sharing Plan Application Form, the Employer may determine the portion of any Employer contribution (other than Salary Reduction Contributions) which shall be a Qualified Nonelective Contribution, and as such, be treated as a Salary Reduction Contribution for purposes of the nondiscrimination tests of Sections 7.3 and 7.6. Subject to Part II, paragraph 4.B of the Profit Sharing Plan Application Form, such Qualified Nonelective Contribution shall be allocated in the same manner as provided in Section 3.5, except that all such allocations for a Participant shall be held in a special subaccount within the Employer Account. All Qualified Nonelective Contributions allocated to this subaccount, adjusted by the subsequent income, losses, appreciation, and depreciation, thereof, shall be fully vested and nonforfeitable in such Participant.

  7.3 Deferral Percentage Limitations for Salary Reduction Contributions.  Beginning with the Plan Year commencing on or after January 1, 1997, and unless the Employer elects otherwise in the Application Form, the actual deferral percentage ("ADP") (as defined in Section 7.9(b)) for Highly Compensated Participants (as defined at Section 7.9(a)) for each Plan Year shall meet the following specified conditions (hereinafter the "ADP Test"):

  (a) if the ADP for the preceding Plan Year of Participants other than the Highly Compensated Participants exceeds eight percent (8%), the ADP for the current Plan Year for the Highly Compensated Participants shall not exceed such prior year ADP of the other Participants multiplied by 1.25;

  (b) if the ADP for the preceding Plan Year of Participants other than the Highly Compensated Participants equals or exceeds two percent (2%) but does not exceed eight percent (8%), the ADP for the current Plan Year for the Highly Compensated Participants shall not exceed such prior year ADP for the other Participants by more than two (2) percentage points; or

  (c) if the ADP for the preceding Plan Year of Participants other than the Highly Compensated Participants is less than two percent (2%), the ADP for the current Plan Year for the Highly Compensated Participants shall not exceed such prior year ADP of the other Participants multiplied by 2.0.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (i) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more of such other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then the ADP of the participating employees in these plans shall be determined as if all such plans were a single plan. Any adjustments to the ADP for the prior year for Participants other than Highly Compensated Employees will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected in the Application Form to use the current year testing method. Plans may be aggregated for purposes of satisfying Section 401(k) of the Code only if all such plans have the same Plan Year and use the same ADP testing method.

  (ii) The ADP for any Highly Compensated Participant who is eligible to have elective deferrals within the meaning of Section 401(k) of the Code (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Salary Reduction Contributions for purposes of the tests of Section 401(k) of the Code) allocated to his accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if such elective deferrals (and, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

  (iii) For purposes of determining the ADP of a 5% Owner or one of the ten (10) most highly paid Highly Compensated Participants for Plan Years beginning after December 31, 1996, the Employer, if such Employer is adopting this Plan as an amended and restated Plan, may elect in the Application Form to apply the family aggregation rules of Code Section 414(q)(6) as such rules applied to Plan Years beginning before January 1, 1997; provided, however, such election, if made, shall apply only to Plan Years beginning after December 31, 1996, and before the date the Employer adopts this amended and restated Plan.

  (iv) In order to be considered under the ADP test of this Section 7.3, all Salary Reduction Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions, must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

  (v) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test of this Section 7.3, and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in meeting such test.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (vi) The determination and treatment of the ADP of any Participant shall satisfy such other requirements that may be prescribed by the Income Tax Regulations.

  (vii) The ADP of all Participants eligible to make Salary Reduction Contributions under this Plan will be taken into account for purposes of the ADP Test of this Section 7.3, and eligible Participants who fail to make Salary Reduction Contribution shall have an ADP of zero under the test.

  (viii) The foregoing ADP Test of subsections (a), (b), and (c) of this Section 7.3 may be conducted by using the ADP for Participants other than the Highly Compensated Participants for the Plan Year for which the tests are conducted (rather than the ADP for the preceding Plan Year) if an election is made in the Application Form; provided, however, that once such election is made, it cannot be changed unless the Plan meets the requirements for changing to prior year testing set forth in Notice 98-1 (or superseding guidance).

  (ix) For the first Plan Year the Plan permits any Participant to make Salary Reduction Contributions, the ADP for the preceding Plan Year of Participants who are not Highly Compensated Participants shall be three percent (3%) unless the Employer has elected in the Application Form to use the ADP for the current Plan Year of such Participants.

  Beginning on or after the date the Employer adopts this Plan (as amended and restated effective January 1, 2000) the Employer must use the same testing method (either current year or prior year) for both the ADP Test under Code Section 401(k)(3) and the ACP Test under Code Section 401(m)(2).

  7.4 Adjustments for Excess Salary Reduction Contributions. The Plan Administrator, at any time during the Plan Year, may adjust automatically the reduction percentages under the salary reduction agreements of the Highly Compensated Participants to the extent necessary (by reasonable estimate of the Plan Administrator) to satisfy the ADP Test of Section 7.3 above.

  If an appropriate ADP Test is not satisfied in any Plan Year (after any adjustment made to the salary reduction agreements), the excess Salary Reduction Contributions, together with the income (or less any loss) thereon, shall be distributed to the Highly Compensated Participants who are responsible for such excess (as determined below) no later than the close of the Plan Year following the Plan Year in which the excess Salary Reduction Contributions were made. If the excess amount is distributed within 2 1/2 months of the close of the Plan Year in which the excess Salary Reduction Contributions were made, the excess so distributed shall be treated as taxable income by the Participant in the taxable year in which the excess contribution, but for the salary reduction election, would have been received by the Participant. Such amounts shall not, however, be considered as Compensation for purposes of determining benefits under this Plan. If excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer.

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  For the purpose of this Section 7.4, the term "excess Salary Reduction Contributions" shall mean the excess of the aggregate amount of Salary Reduction Contributions actually paid to the Plan on behalf of Highly Compensated Participants, together with any other contributions taken into account in computing the ADP Test for Highly Compensated Participants, over the maximum amount that would have been allowed under the ADP Test of Section 7.3. The excess Salary Reduction Contributions which shall be distributed to the Highly Compensated Participants responsible for such excess shall be determined by starting with the Highly Compensated Participant who has the greatest dollar amount of Salary Reduction Contributions in that year, reducing the dollar level of his Salary Reduction Contributions until the total amount of excess Salary Reduction Contributions is distributed or until the next highest dollar level of Salary Reduction Contributions is reached, then if necessary, reducing the dollar level of the Salary Reduction Contributions of the Highly Compensated Participant(s) at the next highest level of Salary Reduction Contributions (including the Highly Compensated Participant whose Salary Reduction Contributions were first reduced), and continuing in this manner until the total amount of excess Salary Reduction Contributions (as determined above) has been distributed. The amount of any excess Salary Reduction Contributions to be distributed to a Participant shall be reduced by any excess deferral previously distributed pursuant to Section 7.5 for the same Plan Year. In lieu of distributing such excess amounts, the Participant may, with the Plan Administrator's consent and in accordance with such requirements as may be required under regulations to Section 401(k)(8) of the Code, elect to treat the excess Salary Reduction Contribution as a voluntary contribution for the Plan Year and treated as such pursuant to Section 3.6 of this Plan; provided, however, such recharacterization shall be permitted only if the Employer has elected to permit Voluntary Contributions in the Application Form. Such recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which the excess Salary Reduction Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Participant is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which he would have otherwise received them in cash. Although recharacterized, such contributions shall continue to be subject to the same restrictions on distribution applicable to Salary Reduction Contributions.

  Excess Salary Reduction Contributions, including amounts recharacterized as Voluntary Contributions, shall be treated as Annual Additions for purposes of the limitations of Section 3.8 of the Plan.

  7.5 Return of Elective Deferrals in Excess of Applicable Dollar Amount. No Participant shall be permitted to have elective deferrals (as defined in Code Section 402(g)) made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in affect at the beginning of such taxable year. The Plan Administrator may direct the Custodian to distribute all or a portion of a Participant's Salary Reduction Contributions, and the earnings (or minus any losses) thereon, by April 15 of the year following the year of such

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   Participant's Salary Reduction Contributions if the Participant notifies the Plan Administrator, in writing, by March 1 of such year, that (1) he has made elective deferrals (as defined in Section 402(g)(3) of the Code) in excess of the applicable limit under Section 402(g)(4) of the Code ($10,500 in 2000) for the preceding taxable year and (2) the amount which must be distributed to him from the Plan in order to prevent elective deferrals for such year to exceed such dollar limitation. The Plan Administrator shall discontinue the Salary Reduction Contributions of any Participant for the remainder of any Plan Year in which the amount of such Salary Reduction Contributions have equaled the maximum permitted limit for elective deferrals for that year pursuant to Section 402(g) of the Code. The Plan Administrator may establish such rules and regulations, and impose such conditions as may be necessary or appropriate to carry out the provisions of this Section 7.5. Any excess elective deferrals shall be treated as Annual Additions for purposes of the limitations of Section 3.8 of the Plan; provided, however, any excess elective deferrals distributed by April 15 of the year following the year of such Participant's Salary Reduction Contributions shall not be treated as Annual Additions for purposes of the limitations of Section 3.8 of the Plan.

  7.6 Special Limitations for Matching and Voluntary Contributions. Beginning with the Plan Year commencing January 1, 1997, the average contribution percentage ("ACP") of Highly Compensated Participants for any Plan Year shall not exceed the greater of:

  (a) 125 percent of the ACP for the preceding Plan Year of Participants who are not Highly Compensated Participants; or

  (b) the lesser of (i) 200 percent of the ACP for the preceding Plan Year of Participants who are not Highly Compensated Participants, or (ii) such percentage for the Participants who are not Highly Compensated Participants plus two (2) percentage points.

  For the purposes of this Section 7.6, the ACP for any specified group shall be the average of the ratios (calculated separately for each Participant in such group) of (i) the sum of the Matching Contributions allocated to the Account of each Participant and the Participant's Voluntary Contributions for the Plan Year, to (ii) the Participant's Compensation for the Plan Year. All or any part of the Salary Reduction Contributions of Participants who are not Highly Compensated Participants and Qualified Nonelective Contributions allocated to such Participants may be treated by the Plan Administrator as if they were Voluntary Contributions in satisfying the foregoing tests (herein after referred to as "ACP Test") if the conditions specified in the Income Tax Regulations to Section 401(m) of the Code for utilizing such contributions are satisfied, and so long as such contributions are not used to satisfy the ADP Test of Section 7.3.

  If the ACP Test above is not satisfied in any Plan Year, the excess contributions, together with the income (or minus any loss) thereon, shall be forfeited, if forfeitable, or if not forfeitable, distributed to the Highly Compensated Participants who are responsible for such excess (as determined below) no later than the close of the Plan Year following the Plan year in which the excess contributions were made. If excess contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess contributions arose, a ten percent (10%) excise tax will be imposed on the Employer. The excess contributions shall consist of the Employer's Matching Contributions and Participant Voluntary Contributions allocated to the Highly Compensated Participants, together with any other contributions taken into account in computing the

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   ACP Test for Highly Compensated Participants, which cause the Plan to fail to satisfy the ACP Test. The determination of such excess contributions shall be made after first determining excess Salary Reduction Contributions pursuant to Section 7.4 and then determining excess elective deferrals pursuant to Section 7.5. Each Highly Compensated Participant's respective share of the excess contribution which shall be distributed to him shall be determined by starting with the Highly Compensated Participant who has the greatest dollar level of Employer Matching Contributions and Participant Voluntary Contributions until the total amount of excess contributions is distributed or until the next highest dollar level of Employer Matching Contributions and Participant Voluntary Contributions is reached, then if necessary, reducing the dollar level of such Employer Matching Contributions and Participant Voluntary Contributions (including the Employer Matching Contributions and Participant Voluntary Contributions of the Highly Compensated Participant whose Employer Matching Contributions and Participant Voluntary Contributions was first reduced), and continuing in this manner until the total amount of excess contributions as determined under the ACP Test above has been distributed.

  A Highly Compensated Participant's share of any excess contribution shall be deemed to be attributable to contributions in the following priority:  (i) first to his Participant Voluntary Contributions, if any; (ii) second, to Matching Contributions allocated to his Accounts; and (iii) third, to any Qualified Nonelective Contributions allocated to his Accounts. To the extent the Highly Compensated Participant is to receive a distribution of excess contributions which consist of Matching Contributions or Qualified Nonelective Contributions, only the vested portion of such amounts shall be distributed. Unless otherwise provided in Part I, paragraph 9 of the Application Form, the nonforfeited portion of such amounts shall be forfeited and used to reduce the Employer's Matching Contribution for the following Plan Year.

  Excess contributions determined under this Section 7.6 shall be treated as Annual Additions for purposes of the limitations of Section 3.8 of the Plan.

  (a) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more of such other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this Section 7.6 shall be applied by determining the ACP of the participating employees in these plans as if all such plans were a single plan. Any adjustments to the ACP for the prior year for Participants other than Highly Compensated Participants will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected in the Application Form to use the current year testing method. For Plan Years beginning after December 31, 1989, plans may be aggregated for purposes of satisfying Section 401(m) of the Code only if all such plans have the same Plan Year and use the same ACP testing method.

  (b) The ACP for any Highly Compensated Participant who is eligible to have Voluntary Contributions or Matching Contributions allocated to his accounts under two or more Plans described in Sections 401(a) or 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such contributions were made under each plan. If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (c) For purposes of determining the ACP of a 5% Owner or one of the ten (10) most highly paid Highly Compensated Participants for Plan Years beginning after December 31, 1996, the Employer, if such Employer is adopting this Plan as an amended and restated Plan, may elect in the Application Form to apply the family aggregation rules of Code Section 414(q)(6) as such rules applied to Plan Years beginning before January 1, 1997; provided, however, such election, if made, shall apply only to Plan Years beginning after December 31, 1996, and before the date the Employer adopts this amended and restated Plan.

  (d) In order to be considered under the ACP Test of this Section 7.6, Voluntary Contributions must be made to the Plan in the Plan Year which is being tested. Matching Contributions will be considered made for a Plan Year if made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

  (e) The determination and treatment of the ACP of any Participant shall satisfy such other requirements that may be prescribed by the Income Tax Regulations.

  (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test of this Section 7.6, and the amount of Nonelective Contributions or Qualified Matching Contributions, or both, used in meeting such test.

  7.7 Income on Excess Amounts. The amount of income to be distributed to any Highly Compensated Participant with excess Salary Reduction Contributions determined under Sections 7.3, 7.4 or 7.5, excess contributions determined under Section 7.6, or excess aggregate Contributions determined under Section 7.8, shall be equal to the sum of (a) income or loss allocable to such Participant's Accounts attributable to such excess by a fraction, the numerator of which is the excess amount for the Plan Year and the denominator of which is the value of his Accrued Benefit attributable to the type of excess contribution being returned (determined as of the last day of the Plan Year, before income or loss allocations are made) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if the distribution occurs after the 15th of such month.

  7.8 Multiple Use Limitation. If one or more Highly Compensated Participants participates in both a 401(k) plan and a plan subject to an ACP Test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Participants subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Participants who also participate in a 401(k) plan will be reduced (beginning with such Highly Compensated Participant who has the greatest dollar level of Employer Matching Contributions and Participant Voluntary Contributions) so that the limit is not exceeded. The amount by which each Highly Compensated Participant Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Participants are determined after any corrections required to meet the ADP and ACP Tests. Multiple use does not occur if either the ADP or ACP of the

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   Highly Compensated Participants does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Participants.

  (a) For purposes of this Section 7.8, the Contribution Percentage for any Participant who is a Highly Compensated Participant and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

  (b) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more of such other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 7.8 shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

  (c) For purposes of determining the Contribution Percentage of a Participant who is a 5% Owner or one of the ten (10) most highly-paid Highly Compensated Participants for Plan Years beginning after December 31, 1996, the Employer, if such Employer is adopting this Plan as an amended and restated Plan, may elect in the Application Form to apply the family aggregation rules of Code Section 414(q)(6) as such rules applied to Plan Years beginning before January 1, 1997; provided, however, such election, if made, shall apply only to Plan Years beginning after December 31, 1996, and before the date the Employer adopts this amended and restated Plan.

  (d) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

  (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (f) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

  (g) Definitions:

  (1) "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the non-Highly Compensated Participants for the preceding Plan Year or the ACP of non-Highly Compensated Participants under the Plan subject to Section 401(m) of the Code for the Plan Year beginning with or within the Plan Year and (ii) the lesser of 200 percent or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit. If the Employer has elected in the Application Form to use the current year testing method, then in calculating the Aggregate Limit for a particular Plan Year, the non-Highly Compensated Employees' ADP and ACP for that Plan Year, instead of for the prior Plan Year, shall be used.

  (2) "ACP" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

  (3) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the employee was a Participant for the entire Plan Year).

  (4) "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions, and Matching Contributions (to the extent not taken into account for purposes of the ADP Test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Accounts which shall be taken into account in the year in which such forfeiture is allocated. If so elected in the Application Form, the Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Salary Reduction Contributions in the Contribution Percentage Amounts so long as the ADP Test is met before the Salary Reduction Contributions are used in the ACP Test and continues to be met following the exclusion of those Salary Reduction Contributions that are used to meet the ACP Test.

  (5) "Eligible Participant" shall mean any Employee who is eligible to make an Employee Contribution, or Salary Reduction Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

  (6) "Employee Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

  (7) "Matching Contribution" shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a participant on account of an Employee Contribution made by such participant, or on account of a Participant's Salary Reduction Contribution under a plan maintained by the employer.

  7.9 Definitions. For purposes of this Section 7, the following terms are defined as follows:

  (a) "Highly Compensated Participant" means any Participant who is a Highly Compensated Employee as defined in Section 1.6(b).

  (b) "ADP" for a specified group of Participants for a Plan Year or a preceding Plan Year shall be the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of the Salary Reduction Contributions allocable to the Participant for the Plan Year, or preceding Plan Year, whichever is applicable to (ii) the Participant's Compensation for the Plan Year, or preceding Plan Year, whichever is applicable (regardless of whether such Participant participated in the Plan for the entire Plan Year) to which the Participant's salary reduction agreement applies and before application of the reduction percentage. The Plan Administrator may determine the ADP by treating as Salary Reduction Contributions (to the extent necessary to satisfy the ADP Test) the Employer's Qualified Nonelective Contributions or Qualified Matching Contributions allocable for the Plan Year, or preceding Plan Year, whichever is applicable, to the Accounts of each Participant for whom an ADP is to be determined.

  (c) "Compensation" for purposes of the tests of Sections 7.3 and 7.6 shall mean compensation paid to the Participant by an Employer within the meaning of Section 415(c)(3), including the deferrals described in Section 415(c)(3)(D) of the Code (including for Plan Years beginning after December 31, 2000, elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code).

  --------------------------------------------------------------------------------------------------------------------------------------------------------------------

  7.10  Incorporation of Code and Regulations.  In all events, the special nondiscrimination tests of Sections 401(k) and 401(m) of the Code shall be satisfied each Plan Year in accordance with the provisions of such Code sections and the Income Tax Regulations promulgated thereunder, and such regulations shall override any provisions of this Section 7 which are inconsistent therein.

  7.11  Hardship Distributions. Except as provided at Part II, paragraph 3 of the Profit Sharing Plan Application Form, until he incurs a termination of employment, a Participant may receive all or any portion of the amount then credited to his 401(k) Account (and, in addition, any Qualified Nonelective Contributions or Qualified Matching Contributions which have been treated as Salary Reduction Contributions under the test of Section 7.3 above) only if he has (a) attained age 59 1/2 or, if elected by the Employer in the Application Form, (b) incurred an immediate and heavy financial hardship ("hardship distribution"). Hardship distributions shall be limited to the amount of the Participant's Salary Reduction Contributions and income allocable thereto through December 31, 1988.

  (a) For purposes of this Section 7.11, a hardship distribution will be made only if the Participant has established to the satisfaction of the Plan Administrator that the Participant needs the distribution on account of an immediate and heavy financial need. The Plan Administrator shall grant or deny hardship distribution requests only pursuant to written application of the requesting Participant in accordance with uniform and consistently applied standards. Notwithstanding anything herein to the contrary, hardship distributions shall be subject to all special consent requirements (if applicable) of Section 4.5.

  (b) A distribution will be deemed to be made on account of an immediate and heavy financial need if it is on account of:

  (1) medical expenses (as defined in Section  213(d) of the Code) of the Participant, his spouse or dependents (within the meaning of Section 152 of the Code) which are not covered by insurance (or the distribution is necessary for such persons to obtain medical care);

  (2) the purchase (but not the payment of mortgage obligations) of a principal residence for the Participant;

  (3) the payment of tuition, related fees and room and board and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

  (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage or deed of trust on the Participant's principal residence; or

  (5) such other events or needs which may be designated, from time to time, by the Commissioner of Internal Revenue in published revenue rulings, notices, or other documents of general applicability.

  --------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (c) In no event shall a hardship distribution exceed the amount required to relieve the heavy financial need established by the Participant, including any amounts necessary to pay any federal or state income taxes and penalties which are anticipated to be assessed with respect to such hardship distribution, and which is not reasonably available to the Participant from other sources. A distribution will be considered as necessary to satisfy the foregoing standards if the Participant represents, in writing, that the need cannot be relieved through reimbursement from insurance or other sources; by reasonable liquidation of assets (including those of his spouse and minor children); by cessation of Salary Reduction Contributions or other contributions under this Plan; by borrowing from commercial sources on reasonable commercial terms; or from distributions or loans from other benefit plans.

  (d) Upon receipt of a hardship distribution, the Participant shall be deemed to have revoked any salary reduction agreement then in effect, and he shall further be foreclosed from making Voluntary Contributions or entering into a new salary reduction agreement having an effective date which is earlier than twelve (12) months after receipt of the hardship distribution. In addition, the Participant may not make Salary Reduction Contributions in the taxable year following the year of the hardship distribution which exceed the maximum amount permitted under Section 402(g) of the Code for that year, as reduced by the Salary Reduction Contributions made for the year in which the hardship distribution was made.

  (e) If a financial hardship meeting the foregoing standards is found to exist, the Plan Administrator shall direct the Custodian to make a hardship distribution to the requesting Participant which, in all events, shall not exceed the amount required to meet the hardship.

  (f) All hardship distributions shall be subject to the applicable spousal and Participant consent requirements of Section 4.

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION 8   SPECIAL RULES FOR PROFIT SHARING PLANS HAVING SIMPLE 401(K) PROVISIONS:

  The provisions of this Section 8 shall apply to any Plan which has, pursuant to the Application Form, established a SIMPLE 401(k) arrangement under Sections 401(k)(11) and 401(m)(10) of the Code. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section 8, the provisions of this Section 8 shall govern.

  8.1 Eligible Employer. Only an Eligible Employer may adopt a SIMPLE 401(k) arrangement. An Eligible Employer means, with respect to any year, an Employer that had no more than 100 Employees who received at least $5,000 of compensation from the Employer for the preceding year. In applying the preceding sentence, all Employees of controlled groups of corporations under Code Section 414(b), all Employees of trades or businesses (whether incorporated or not) under common control under Code Section 414(c), all Employees of affiliated service groups under Code Section 414(m), and Leased Employees required to be treated as the Employer's Employees under Code Section 414(n), are taken into account.

  An Eligible Employer that adopts a SIMPLE 401(k) arrangement and that fails to be an Eligible Employer for any subsequent year, is treated as an Eligible Employer for the two (2) years following the last year the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Section 410(b)(6)(C)(i) of the Code are satisfied.

  8.2 Contributions Prohibited. This Section 8 shall not apply if any contributions are made, or benefits are accrued for services during the year, on behalf of any Eligible Employee (as defined in Section 8.3(b)) under any other plan, contract, pension, or trust described in Sections 219(g)(5)(A) or (B) of the Code, maintained by the Employer.

  8.3 Definitions. As used in this Section 8:

  (a) "Compensation" means the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Code Section 6051(a)(3)) and the Employee's Salary Reduction Contributions made under this or any other 401(k) arrangement, and, if applicable, elective deferrals under a Code Section 408(p) SIMPLE IRA plan, a SARSEP, or a Code Section 403(b) annuity contract and compensation deferred under a Code Section 457 plan, required to be reported by the Employer on Form W-2 (as described in Code Section 6051(a)(8)). For self-employed individuals, compensation means net earnings from self-employment determined under Code Section 1402(a) prior to subtracting any contributions made under this Plan on behalf of the individual. The provisions of the plan implementing the limit on compensation under Code Section 401(a)(17) apply to the compensation under Sections 8.4, 8.5, 8.6, and 8.7.

  (b) "Eligible Employee" or "Employee" means any employee who is entitled to make elective deferrals described in Section 402(g) of the Code under the terms of the plan.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (c) "Year" means the calendar year.

  8.4 Salary Reduction Contributions. Each Eligible Employee may make a salary reduction election to have his or her compensation reduced for the year in any amount selected by such employee subject to the limitation in this Section 8.4. The Employer will make a Salary Reduction Contribution to the Plan, as an elective deferral, in the amount by which the employee's compensation has been reduced. The total Salary Reduction Contribution for the year cannot exceed $6,000 for any Eligible Employee. To the extent permitted by law, this amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

  8.5 Matching Contributions and Nonelective Contributions.

  (a) Matching Contributions, Each year, the Employer will contribute a matching contribution to the Plan on behalf of each Eligible Employee who makes a salary reduction election under Section 8.4. The amount of the matching contribution will be equal to the Eligible Employee's salary reduction contribution up to a limit of three percent (3%) of the Eligible Employee's Compensation for the full calendar year.

  (b) Nonelective Contribution, For any year, instead of a matching contribution described in Section 8.5(a), the Employer may elect to contribute a nonelective contribution of two percent (2%) of compensation for the full calendar year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the Employer in the Application Form) from the Employer for the year.

  8.6 Limitation on Other Contributions.

  (a) General rule, No Employer or employee contributions may be made to this Plan for the year other than Salary Reduction Contributions described in Section 8.4, matching or nonelective contributions described in Section 8.5 and rollover contributions described in Section 1.402(c)-2, Q&A-1(a) of the Income Tax Regulations.

  (b) 1997 Transition Rule, If the Employer has maintained this Plan during 1997 prior to adopting this SIMPLE 401(k) arrangement, then contributions made prior to adopting the SIMPLE 401(k) arrangement are treated as made under Sections 8.4 and 8.5 provided that: (i) the Employer adopts the 401(k) SIMPLE provisions by July 1, 1997, effective as of January 1, 1997; (ii) the Salary Reduction Contributions for the year made prior to adoption of the SIMPLE 401(k) arrangement do not total more than $6,000 for any employee; (iii) the other contributions set forth in Section 8.5 are of inherently equal or greater value than the contributions required under the Plan prior to the adoption of the SIMPLE 401(k) arrangement; and (iv) for 1997, the 60-day election period requirement described in Section 8.8 is deemed satisfied if the employee may make or modify a salary reduction election during a 60-day election period that begins no later than thirty (30) days after the arrangement is adopted but in no event later than July 1, 1997.

  8.7 Section 415 Limitations. The provisions of the Plan implementing the limitations of Section 415 of the Code apply to contributions made pursuant to Sections 8.4 and 8.5.

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  8.8 Election Period. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a salary reduction election during the 60-day period immediately preceding each January 1.

  For the year an Eligible Employee becomes eligible to make Salary Reduction Contributions under this amendment, the 60-day election period requirement of this Section 8.8 is deemed satisfied if the Eligible Employee may make or modify a salary reduction election during a 60-day period that includes either the date the Eligible Employee becomes eligible or the day before.

  Each Eligible Employee may terminate a salary reduction election at any time during the year.

  8.9 Notice Requirements. The Employer will notify each Eligible Employee prior to the 60-day election period described in Section 8.8 or 8.6(b)(iv) that he or she can make a salary reduction election or to modify a prior election during that period.

  The notification requirement described in the preceding paragraph will indicate whether the Employer will provide a three percent (3%) matching contribution described in Section 8.5(a) or a two percent (2%) nonelective contribution described in Section 8.5(b).

  8.10 Vesting Requirements. All benefits attributable to contributions made pursuant to this Section 8 are nonforfeitable at all times.

  8.11 Top-Heavy Rules. The Plan is not treated as a top-heavy plan under Section 416 of the Code for any year for which the provisions of this Section 8 are effective and satisfied.

  8.12 Nondiscrimination Tests. The Plan is treated as meeting the requirements of Sections 401(k)(3)(A)(ii) and 401(m)(2) of the Code for any year for which the provisions of this Section 8 are effective and satisfied.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION 9   SPECIAL RULES FOR PROFIT SHARING PLANS HAVING SAFE HARBOR 401(K) PROVISIONS:

  The provisions of this Section 9 shall apply to any Plan which has, pursuant to the Application Form, established a safe harbor 401(k) arrangement under Sections 401(k)(12) and 401(m)(11) of the Code. To the extent that any other provisions of the Plan (including any provision relating to the ADP Test described in Section 401(k)(3) of the Code or the ACP Test described in Section 401(m)(2) of the Code) is inconsistent with the provisions of this Section 9, the provisions of this Section 9 govern.

  9.1 Definitions. As used in this Section 9:

  (a) "ACP Test Safe Harbor" means the method described in Section 9.5 for satisfying the ACP Test of Section 401(m)(2) of the Code.

  (b) "ACP Test Safe Harbor Matching Contributions" means the Matching Contributions described in Section 9.5.

  (c) "ADP Test Safe Harbor" means the method described in Section 9.2 for satisfying the ADP Test of Section 401(k)(3) of the Code.

  (d) "ADP Test Safe Harbor Contributions" means the Matching Contributions and nonelective contributions described in Section 9.2.

  (e) "Compensation" means Compensation as defined in Section 1.13, except that for purposes of this Section 9, no dollar limit, other than the limit imposed by Section 401(a)(17) of the Code, applies to the Compensation of an Employee who is not a Highly Compensated Employee (as defined in Section 1.6(b)).

  (f) "Eligible Employee" or "Employee" means an employee eligible to make Salary Reduction Contributions under the Plan for any part of the Plan Year or who would be eligible to make Salary Reduction Contributions but for a suspension due to a hardship distribution described in Section 7.11 or to statutory limitations, such as Sections 402(g) and 415 of the Code.

  (g) "Matching Contributions" means those contributions made by the Employer on account of an Eligible Employee's Salary Reduction Contributions.

  9.2 ADP Test Safe Harbor Contributions. The following provisions apply to ADP Test Safe Harbor Contributions:

  (a) Unless the Employer elects in the Application Form to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, the Employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Employee equal to the sum of:

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (i) 100% of the amount of the Salary Reduction Contributions that do not exceed three percent (3%) of the Employee's Compensation for the Plan Year; and

  (ii) 50% of the amount of the Employee's Salary Reduction Contributions that exceed three percent (3%) of the Employee's Compensation but that do not exceed five percent (5%) of the Employee's Compensation ("Basic Matching Contributions").

  (b) Notwithstanding the requirement in (a) above that the Employer make the ADP Test Safe Harbor Contributions to this Plan, if the Employer so provides in the Application Form, the ADP Test Safe Harbor Contributions will be made to the plan indicated in the Application Form. Such contributions, however, will be made to this Plan unless (i) each employee eligible under this Plan is also eligible under the other plan; and (ii) the other plan has the same plan year as this Plan; provided, however, ADP Test Safe Harbor Contributions may be made to such other plan only if this Plan is paired with such other plan.

  (c) The Participant's accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in Section 401(k)(10) of the Code, or, in the case of a profit sharing plan, the attainment of age 59 1/2.  In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Section 401(l) of the Code.

  9.3 Notice Requirement. At least thirty (30) days, but not more than ninety (90) days, before the beginning of the Plan Year, the Employer shall provide to each Eligible Employee a comprehensive notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than ninety (90) days before the Employee becomes eligible but not later than the date the employee becomes eligible.

  9.4 Election Periods. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a salary reduction election during the 30-day period immediately following receipt of the notice described in Section 9.3.

  9.5 ACP Test Safe Harbor. The following provisions apply to the ACP Test Safe Harbor:

  (a) In addition to the ADP Test Safe Harbor Contributions described in Section 9.2, the Employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the Application Form for the Plan Year.

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (b) ACP Test Safe Harbor Matching Contributions will be vested as indicated in the Application Form, but, in any event, such contributions shall be fully vested at normal retirement age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce the Employer's Contribution.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION 10 PAIRED PLAN PROVISIONS

  The provisions of this Section 10 are applicable only if the Employer adopts a set of the Sponsor's paired plans. Paired plans are a combination of the two defined contribution standardized form plans offered by the Sponsor under the Bridges Investment Fund, Inc. Standard Retirement Plan, so designed that if any single plan, or combination of plans is adopted by the Employer, each plan by itself, or the plans together, will satisfy the anti-discrimination rules set forth in Section 401(a)(4) of the Code, the contribution and benefit limitations set forth in Section 415 of the Code, and the Top-Heavy provisions set forth in Section 416 of the Code.

  10.1 Adjustment for Top-Heavy Ratio in Excess of Ninety Percent. In any Plan Year in which the Top-Heavy Ratio exceeds ninety percent (90%), the denominator of the Defined Benefit Fraction (as defined in Section 3.8(t) and Defined Contribution Fraction (as defined in Section 3.8(u) shall be computed using one hundred percent of the dollar limitation of Section 3.8(s) instead of one hundred twenty-five percent (125%).

  10.2 Minimum Contributions. For each Plan Year in which the paired plans are Top-Heavy, the Employer will provide a minimum contribution equal to three percent (3%) of Compensation for each Non-Key Employee who is entitled to a minimum contribution under both paired defined contribution plan 001 and paired defined contribution plan 002.

  10.3 Integration of Paired Plans. If the Employer adopts paired plans, only one (1) may integrate contributions with Social Security.

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION 11 AMENDMENT AND TERMINATION:

  11.1 Amendment by Employer. The Employer may amend the Plan at any time through the amendment of its Application Form, by written instrument executed by the Employer, a copy of which shall be delivered to the Custodian; provided, however, that such amendment may only change the options and elections offered under the Application Form; and provided, further, that the rights and duties of the Custodian or Sponsor shall not be changed without their written consent. The Employer may also amend the Plan by adding overriding language in the Application Form when necessary to satisfy Section 415 or  416 of the Code, or adding certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan. If the Employer amends the Plan for any reason, including a waiver of the minimum funding requirements under Section 412(b) of the Code, such Employer shall no longer be covered by an opinion letter from the Internal Revenue Service approving the form of the Plan; and such Employer, having thereby created an individually-designed Plan, will no longer be permitted to participate in the Plan.

  11.2 Amendment by Sponsor. The Sponsor reserves the right to amend the Plan and Custodial Agreement at any time to the extent it may deem advisable by written instrument executed by the Sponsor, a copy of which shall be delivered to the Employer and the Custodian. The Employer, by the execution of the Application Form, shall be deemed to have delegated to the Sponsor the power to so amend this Plan and the Custodial Agreement and to have given its written consent thereto. Amendment by the Sponsor shall be subject to the following provisions:

  (a) Except as provided in paragraphs (b), (c) and (d) next below, no such amendment shall be effective until at least thirty (30) days' prior written notice thereof has been given to the Employer, unless such requirement shall be waived;

  (b) An amendment of the Plan and Custodial Agreement made under this Section which the Sponsor deems necessary or appropriate to enable the Plan and Custodial Agreement to meet the requirements of Section 401(a) and (d) of the Internal Revenue Code shall be made effective as of the date the Plan was established by the Sponsor or as of any subsequent date;

  (c) An amendment of the Plan and Custodial Agreement to conform the Plan and Custodial Agreement to any change in the law of the United States, or to any rule and regulation thereunder, shall take effect as of the date such amendment is required to be effective under such law, rule or regulation.

  (d) No amendment made under this Section shall change the rights and duties of the Custodian without its written consent.

  (e) Except as otherwise provided in Section 11.1 and this Section 11.2, no amendment shall be effective to the extent it has the effect of reducing any accrued benefit of any Participant or Beneficiary to less than the accrued benefit to which they would have been entitled if they had resigned from the employ of the Employer on the date of the amendment. For purposes of this paragraph, an amendment which has the effect of

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   decreasing a Participant's Account or eliminating an optional form of benefit payment with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under Section 412(c)(8) of the Code. If the Plan's vesting schedule is amended, the vested interest of any Employee who is a Participant on the later of the date the amendment is adopted or effective, will not be subject to reduction.

  Any amendment executed pursuant to the provisions of this Section shall be executed by a duly authorized officer of the Sponsor. For purposes of this Section, the Employer shall be deemed to have been furnished a copy of any amendment of the business day next following the mailing thereof to the Employer by the Sponsor.

  11.3 Effect of Amendment. Neither the Employer, nor the Sponsor, shall have the power:

  (a) To amend the Plan or Custodial Agreement in such manner as would cause or permit any part of the assets held by the Custodian to be diverted to purposes other than for the exclusive benefit of the Participants or as would cause or permit any portion of such assets (other than amounts credited to the account of the Employer) to revert to or become the property of the Employer; or

  (b) To amend the Plan retroactively in a manner so as to deprive any Participant of any benefit to which he is entitled under the Plan by reason of contributions made by the Employer before the amendment, unless such amendment is necessary to conform the Plan to, or satisfy the requirements of, the Internal Revenue Code.

  11.4 Termination by Employer. The Employer may terminate the Plan at any time by at least sixty (60) days' advance written notice to the Custodian and the Sponsor, effective as of the date specified in such notice, in which event no further contributions will be made by the Employer hereunder.

  11.5 Automatic Termination. The Plan shall automatically terminate upon the first to occur of the following:

  (a) The date that the Employer is judicially declared bankrupt or insolvent;

  (b) The effective date of the dissolution, merger, consolidation or incorporation of the Employer, or the sale by the Employer of all or substantially all of its assets, or the termination of the Employer's trade or business (whether by reason of death in the case of a sole proprietor, or dissolution in the case of a partnership, or for any other reason whatsoever); except that, subject to the provisions of Section 11.7, in any such event, arrangements may be made whereby the Plan will be continued by any eligible successor to the Employer or any purchaser of all or substantially all of the Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  11.6 Distribution on Termination. On the termination of the Plan, the amounts allocated to each Participant's Employer Account shall be fully vested and nonforfeitable. All assets then held by the Custodian under the Plan shall be distributed by the Custodian to the Participants as soon as administratively feasible in accordance with the amounts then credited to their respective Accounts. If the Plan does not offer an annuity distribution option, each Participant's Accounts may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code) within the same controlled group.

  11.7 Merger of Plan or Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to any other plan, provisions shall be made so that each Participant in this Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer, if the Plan had then terminated; provided, however, this provision shall not be construed to effect a termination or discontinuance of the Plan or to be a guaranty of a specified level of benefit from the Plan.

  11.8 Disqualification of Plan. In the event the Plan of an Employer fails to attain or retain qualification under Section 401 of the Internal Revenue Code, such Employer shall no longer participate in this Plan. In such event, the funds held by the Custodian on behalf of such Employer shall be segregated or otherwise disposed of for the exclusive benefit of such Employer's Employees within sixty (60) days after the date of determination of disqualification.

  11.9 Election of Former Vesting Schedule. In the event the vesting schedule of this Plan is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable benefits, any Participant who has completed three (3) or more Years of Service may elect to have his vested interest in Employer Contributions determined without regard to such amendment by notifying the Plan Administrator in writing during the election period as hereafter defined. The election period shall begin as of the date such amendment is adopted and shall end no earlier than the latest of the following dates:

  (a) The date which is sixty (60) days after the date of the amendment is adopted;

  (b) The date which is sixty (60) days after the Plan amendment becomes effective; or

  (c) The date which is sixty (60) days after the date the Participant is issued written notice of the amendment by the Plan Administrator. Such election shall be available only to an individual who is a Participant at the time such election is made and such election shall be irrevocable.

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION 12 MISCELLANEOUS:

  12.1 Status of Participants. Neither the establishment of the Plan, including the execution of the Custodial Agreement, nor any modification or amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against Employer or the Custodian, except as herein provided; and in no event shall the terms of employment of any Employee or Participant be modified or enlarged or in any way affected hereby.

  12.2 Allocation of Responsibility Among Fiduciaries for Plan. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and Custodial Agreement. In general:

  (a) The Employer shall have the sole responsibility for making the contributions provided for under Section 3, and shall have the sole authority to appoint and remove the Custodian and the Plan Administrator, and to terminate this Plan. In the event of a failure by the Employer to appoint or maintain a duly authorized Plan Administrator, the Employer shall assume all the authority and responsibilities of the Plan Administrator.

  (b) The Plan Administrator shall have the responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Custodial Agreement. The Plan Administrator shall have such powers and duties as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

  (i) To determine which Employees are eligible to become Participants;

  (ii) To notify in writing every Employee who may reasonably be expected to become a Participant at least thirty (30) days prior to the date he will be eligible;

  (iii) To determine all questions of fact as to age, Years of Service, Compensation, termination of employment, and similar items based upon records made available by the Employer to the Plan Administrator; to certify such facts to the Custodian; and to determine any other facts which may be necessary for the Custodian properly to carry out the terms of the Plan and Custodial Agreement;

  (iv) To exercise such authority and responsibility as is required to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' service, Account balances, notifications to Participants, annual registration with the Internal Revenue Service, and annual reports to the Department of Labor.

  ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------

  (v) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of the Plan and Custodial Agreement;

  (vi) To determine all questions arising in the interpretation and application of the Plan, and all such determinations shall be conclusive and binding on all persons, subject, however, to the provisions of the Internal Revenue Code and ERISA;

  (vii) When required by the Internal Revenue Code to establish and maintain a funding standard account and to make credits and charges to such account in accordance with Section 412 of the Code.

  The Plan Administrator is authorized to employ attorneys, accountants, and such other persons as he shall deem necessary or desirable to fulfill his responsibilities hereunder. All powers granted to the Plan Administrator shall be discharged in a nondiscriminatory manner, for the exclusive benefit of Participants, and by defraying the reasonable costs of administration. In addition, the Plan Administrator shall discharge his duties and powers in conformance with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character with like aims.

  (c) The Custodian shall have custody of the funds attributable to the contributions hereunder and the responsibility for management of the assets held under the Plan, all as specifically provided in the Plan and Custodial Agreement.

  Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Custodial Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Custodial Agreement, and is not required under this Plan or the Custodial Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Custodial Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Custodial Agreement, and, subject to the provisions of Section 405 of ERISA, shall not be responsible for any act or failure to act of another Fiduciary.

  12.3 Prohibited Transactions. Anything herein to the contrary notwithstanding, nothing herein shall be construed to require or permit any Fiduciary, directly or indirectly, to engage in any transaction described in Section 406 of ERISA or in any prohibited transaction described in Section 4975 of the Internal Revenue Code and not permitted by such Section. Neither the Custodian, nor the Sponsor shall be liable to any disqualified person (as defined in Section 4975(e)(2) of the Internal Revenue Code) or a party in interest (as defined in Section 3(14) of ERISA) for any tax or other penalty imposed as a result of a transaction prohibited by this Section. The Employer shall indemnify the Custodian and the Sponsor for any tax or other penalty imposed upon the Custodian and the Sponsor as a result of a transaction prohibited by this Section.

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  12.4 Provisions Regarding the Sponsor. The Sponsor has promulgated this Plan and has aided the Employer in joining in the Plan. From and after the Effective Date, the Sponsor shall not provide any services to the Plan of the Employer or do any other act that would cause the Sponsor to be a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975(e)(2) of the Internal Revenue Code).

  12.5 Payment of Taxes and Expenses. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the assets of the Plan, or on the income arising therefrom, and any transfer taxes and any administrative expenses, fees or other charges incurred in connection with the Plan or Custodial Agreement shall be paid and charged as provided in such Agreement.

  12.6 Indemnification. The Employer hereby agrees to indemnify and hold harmless the Plan Administrator, Custodian, Sponsor, Employees, and each of them, from and against any and all expenses, penalties, damages or other pecuniary loss which may be suffered as a result of responsibilities, obligations or duties in connection with the Plan or fiduciary activities actually performed in connection with the Plan. Such indemnification shall be paid by the Employer to the extent that fiduciary liability insurance is not available and in force to cover the payment of such items, but in no event shall such items be paid out of assets of the Plan. Notwithstanding the foregoing, this indemnification agreement shall not relieve any party serving in a fiduciary capacity of his fiduciary responsibilities and liabilities to the Plan for breaches of fiduciary obligations.

  12.7 Participants' Rights and Non-Alienation of Benefits. It is a condition of the Plan and Custodial Agreement that each Employee, by participating in the Plan, or Beneficiary, expressly agrees that he shall look solely to the assets of the Custodial Account for the payment of any benefits to which he is entitled under the Plan. The benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except by the Custodian for its fees and expenses under the Custodial Agreement and except to such extent as may be required by law; provided, however, compliance with the provisions and conditions of any tax levy pursuant to Section 6331 of the Code, a qualified domestic relations order within the meaning of Section 414(p) of the Code or the provisions and conditions of a judgment, order, decree or settlement entered into on or after January 1, 1998, between a Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or alleged violation) of part 4 of subtitle I of ERISA, shall not be considered a violation of this Section 12.7. The Plan and Custodial Agreement shall be construed, administered and enforced according to the laws of the State of Nebraska to the extent that state law is not preempted by the laws of the United States of America.

  12.8 Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in Section 1 hereof unless the context clearly indicates the contrary.

  ------------------------------------------------------------------------------------------------------------------------------------------------------------------------

  12.9 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be considered in force as if such provision had not been included.

  12.10 Gender and Number. References to the masculine include the feminine and references to the feminine gender include the masculine, and whenever any words are used in the Plan in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

  12.11 Plan Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions of the Plan and shall not be construed separately without relation to the context.

  12.12 No Guarantee of Interest. Neither the Employer, the Custodian, the Sponsor nor the Plan Administrator in any way guarantees amounts under the Plan or Participants' accounts from loss or depreciation; nor do they guarantee any payment to any person. The liability of the Custodian, the Employer, the Sponsor, and the Plan Administrator to make any payment under the Plan at any time and at all times is limited to the then available assets, if any, held in custody under the Plan by the Custodian.

  12.13 Waiver of Minimum Funding Standards. If this Plan is a money purchase pension plan pursuant to the Employer's election in the Application Form, the Employer, if unable to satisfy the minimum funding standards of Section 412 of the Code for a given year, may apply to the Internal Revenue Service for a waiver of the minimum funding standard. If the waiver is granted, the Employer shall execute the written amendments necessary to allow the Plan to operate under a waiver of the minimum funding requirements. Any such amendment shall cause this Plan to be considered, with respect to the Employer, an individually designed plan and may no longer be covered by an opinion letter from the Internal Revenue Service approving the form of this Plan as a prototype defined contribution plan.

  12.14 Qualified Military Service. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

   ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  Bridges Investment Fund, Inc.

  STANDARD CUSTODIAL AGREEMENT

  (As Amended and Restated as of January 1, 2000)

  This Agreement shall be effective upon acceptance in writing by the bank designated in the attached application form of its appointment by the Employer to serve as Custodian in accordance with the terms of this Agreement.

  SECTION I-ESTABLISHMENT OF PARTICIPANTS' ACCOUNTS:

  The Custodian shall open and maintain a Custodial Account and, as a part thereof, Participant Accounts for each of the individuals whom the Plan Administrator shall from time to time certify to it as being a Participant in the Standard Retirement Plan (hereinafter, the "Plan"), established by the Employer. The Participants, as of the date of this Agreement, are set forth in the Application Form. The Participants' Accounts shall be kept in a manner which will permit an accurate determination of the contributions hereafter made by the Employer and of the contributions, if any, hereafter made by the Participants, as set forth in Sections 3.2 and 3.6 of the Plan. The Plan Administrator shall promptly notify the Custodian in writing of any change in the name and each pertinent change in the employment status of any Participant.

  SECTION II-RECEIPT OF CONTRIBUTIONS:

  The Custodian shall accept and hold such contributions of money on behalf of the Employer and the Participants as it may receive from time to time from the Employer. All such contributions shall be accompanied by written instructions from the Plan Administrator specifying the Participants' Accounts to which they are to be credited and the portion of the amount so to be credited which is derived from Employer contributions, Matching Contributions, Salary Reduction Contributions, and Participants' deductible and non-deductible Voluntary Contributions.

  SECTION III-INVESTMENT OF ACCOUNT ASSETS:

  The amount of each contribution shall be applied to the purchase of shares of Bridges Investment Fund, Inc. (hereinafter referred to as "Investment Company Shares"). Such purchases shall be made on the first business day following the day said contribution is received; provided, however, if the contribution received is less than $800, then in such event the purchase of shares of Bridges Investment Fund, Inc. shall be on the 5th, 15th, or 25th day of the month in which the contribution was received, whichever date is the first to occur after receipt thereof.

  All cash dividends and capital gain distributions received in respect of Investment Company Shares held in the Participant's Accounts shall be reinvested in shares of the Investment Company from which they were received and such shares shall be credited to such Accounts. Such reinvestment shall be made on the last bank business day of the month in which the distribution is received by the Custodian and on which such shares are offered for sale. All dividends and capital gain distributions received in additional shares of the Investment Company shall be credited to the Participant's Accounts in which such shares are held. The amount of each such distribution, unless received in additional shares of such Investment

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   Company, and the amount of each contribution credited to such Investment Company Shares as can be purchased with the amount of such contribution or distribution plus any uninvested, unexpended balance of any prior such amount credited to such Accounts, and the Custodian, in its discretion may, but need not purchase fractional shares of such Company. Any uninvested, unexpended balance of such contribution or distribution shall remain credited to such Accounts. If any distribution may be received at the election of the shareholders in additional Investment Company Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional shares. All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee, but ownership thereof shall be deemed vested in such Participant subject to the terms and provisions of the Plan.

  SECTION IV-DISTRIBUTION FROM THE CUSTODIAL ACCOUNT:

  On the last bank business day of the month in which the Custodian received a written direction from the Plan Administrator certifying that a Participant's benefit is payable under the Plan or that a withdrawal is to be made from the Participant's Voluntary Accounts (which direction shall contain all information necessary for such distribution to be made), the Custodian shall distribute such amount in accordance with the terms and conditions of such instructions, but if such date of receipt is after such last bank business day, the Custodian shall distribute such amount on the last bank business day of the following month and in accordance with the terms and conditions of such instructions. In the event the Participant's benefit is required to be paid, in whole or in part, in the form of an annuity, the Plan Administrator shall direct the Custodian to transfer the applicable portion of the Participant's Accounts to the Plan Administrator for the immediate purchase of an annuity contract from a legal reserve life insurance company providing the required benefit. The purchased annuity contract shall thereupon be distributed to the Participant (or his spouse if he is deceased) by the Plan Administrator. Neither the Custodian or the Sponsor shall have any duty, responsibility, or liability for the provision of any annuity benefits required by the Plan other than to comply with the directions of the Plan Administrator in accordance with the terms of this Agreement. The Employer represents and warrants that such instructions shall be and are in accordance with the provisions of the Plan.

  In the event of an Excess Amount for a Plan Year, the amount of such contribution in excess of the applicable limit shall be disposed of as follows:

  (a) If such contribution is attributable to an Employer's contribution, the excess shall, to the extent permitted by the Application Form, be treated as a voluntary contribution made by such Participant to his Voluntary Account to the extent permitted in Section 3.6;

  (b) Any portion of the excess not disposed of pursuant to subsection (a) of this SECTION IV, shall (along with any earnings attributable thereto) be disposed of pursuant to Section 3.8 of the Plan.

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  SECTION V-VOTING AND OTHER ACTION:

  The Custodian shall deliver to each Participant all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the Investment Company Shares held hereunder. The Custodian or its nominee shall sign such proxies as recorded owner of such shares, but shall not otherwise vote any of the Investment Company Shares held hereunder except in accordance with the written instructions of the Participants.

  SECTION VI-REPORTS OF CUSTODIAN AND EMPLOYER:

  The Custodian shall keep accurate and detailed records of all receipts, disbursements and other transactions hereunder. Within sixty (60) days after the close of each Plan Year (or after the Custodian's resignation or removal pursuant to SECTION X hereof), the Custodian shall deliver to the Plan Administrator (a) a written report reflecting the receipts, disbursements and other transactions effected by the Custodian during such year (or period ending with such resignation or removal) and the fair market value of the assets and the liabilities of the Custodial Account at the close of such year, and (b) a written report reflecting the receipts, disbursements and other transactions effected by the Custodian during such period and concerning each Participant's Accounts and setting forth the fair market value of the Investment Company Shares and other property held in such Accounts as of the close of the Plan Year. Upon expiration of the sixty (60) day period following the date on which the foregoing reports are delivered by the Custodian, the Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, transactions, duties, obligations or responsibilities as shown on or reflected by such reports, except with respect to any such acts or transactions as to which the Plan Administrator or any Participant shall have filed written objections with the Custodian within such sixty (60) day period. Nothing herein contained shall be deemed to preclude the Custodian from its right to have its accounts judicially settled by a court of competent jurisdiction.

  The Plan Administrator shall furnish to the Custodian, and the Custodian shall furnish to the Plan Administrator, such information relevant to the Plan and Custodial Account as may be required under the Internal Revenue Code and any Regulations issued or forms adopted by the Treasury Department thereunder.

  The Custodian shall keep such records, make such identifications, and file with the Internal Revenue Service such returns and other information concerning the Custodial Account as may be required of it under the Internal Revenue Code and any Regulations issued or forms adopted by the Treasury Department thereunder.

  SECTION VII-CUSTODIAN'S FEE AND EXPENSES OF THE ACCOUNT:

  Any income, gift, estate and inheritance taxes or other tax of any kind whatsoever that may be levied or assessed upon or in respect of the Custodial Account (other than transfer taxes) shall be paid from the assets of the Custodial Account and shall, unless allocable to the Accounts of specific Participants, be charged proportionately to the Participants' respective Accounts. The Custodian may, at its option, collect any amounts so charged from the amount of any contribution or distribution to be credited to the Custodial Account or by sale or liquidation of the assets credited to such Account and, if the assets of such Accounts are insufficient to satisfy such charges, the Employer shall pay any deficit therein to the Custodian.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  Any transfer taxes incurred by the Custodian in connection with the investment and reinvestment or transfer of the assets of the Custodial Account and all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian and such compensation to the Custodian as may be established from time to time by the Custodian, shall be charged to and paid by the Employer or may, at the Custodian's option, be collected by the Custodian from the amount of any contribution or distribution to be credited to the Custodial Account or by sale or liquidation of the assets credited to such Account, in which event such amounts shall, unless allocable to the Accounts of specific Participants, be charged proportionately to the Participants' respective Accounts.

  Until otherwise changed in accordance with the terms of SECTION IX of this Agreement, the Custodian shall receive fees for its services with respect to each Participant's Accounts as set forth in Appendix A to the Application Form of this Plan.

  SECTION VIII-CONCERNING THE CUSTODIAN:

  The Custodian shall not be responsible in any way for the collection of contributions provided for under the Plan, the purpose or propriety of any distribution made pursuant to SECTION IV hereof, including the purchase and distribution of paid-up annuity contracts which may be required pursuant to Section 4.4 of the Plan, or any other action taken at the direction of the Plan Administrator or Employer, nor shall the Custodian have any duty or responsibility to determine whether information furnished to it by the Plan Administrator or Employer is correct. Nothing contained in the Plan, either expressly or by implication, shall be deemed to impose any powers, duties or responsibilities on the Custodian other than those set forth in this Agreement. The Custodian shall be indemnified and saved harmless by the Employer from and against any and all liability arising from distributions made or actions taken at the direction of the Employer or the Plan Administrator, and from any and all other liability whatsoever which may arise in connection with this Agreement, except the obligation of the Custodian to perform the things to be done by it under this Agreement. The Custodian shall be under no duty to take any action other than as herein specified with respect to the Custodial Account unless the Employer or Plan Administrator shall furnish the Custodian with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian. The Custodian shall be under no duty to defend or engage in any suit with respect to the Custodial Account unless the Custodian shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian. The Custodian shall be protected in acting upon any written order from the Employer or Plan Administrator or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed and, so long as it acts in good faith, in taking or omitting to take another action. The Custodian shall no be liable for interest on any cash or cash balances maintained in the Custodial Account.

  ----------------------------------------------------------------------------------------------------------------------------------------------------------------------

  The Plan Administrator shall have the sole authority to enforce this Agreement on behalf of any and all persons having or claiming any interest in the Custodial Account by virtue of this Agreement or the Plan. To protect the Custodial Account from the expenses which might otherwise be incurred, it is imposed as a condition to the acquisition of any interest in the Custodial Account, and it is hereby agreed that, except as otherwise required by ERISA, no persons other than the Plan Administrator may institute or maintain any action or proceeding against the Custodian in the absence of written authority from the Plan Administrator or a determination of a court of competent jurisdiction that in refusing such authority the Plan Administrator has acted fraudulently or in bad faith.

  SECTION IX-AMENDMENT:

  The Custodian reserves the right to amend this Agreement in any respect (including the right to change the Custodian's compensation set forth in the application form) on at least forty-five (45) days' notice in writing to the Employer. By executing the Application Form, the Employer shall be deemed to have delegated to the Custodian the power to amend this Agreement and to have consented thereto.

  SECTION X-RESIGNATION OR REMOVAL OF CUSTODIAN:

  The Custodian may resign at any time upon thirty (30) days' notice in writing to the Employer, and may be removed by the Employer at any time upon thirty (30) days' notice in writing to the Custodian. Upon such resignation or removal, the Employer shall appoint a successor custodian, which successor shall be qualified to hold the assets of the Plan as provided in Section 401(f)(2) of the Internal Revenue Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian. The successor custodian shall hold the assets paid over to it under terms similar to those of this Agreement and in accordance with Section 401(f) of the Internal Revenue Code.

  If within thirty (30) days after the Custodian's resignation or removal the Employer has not appointed a successor custodian which has accepted such appointment, the Custodian shall, unless it elects to terminate the Custodial Account, pursuant to SECTION XI, appoint such successor itself. The Custodian shall not be liable for the acts or omissions of any successor custodian, whether or not the Custodian makes such appointment itself.

  SECTION XI-TERMINATION OF ACCOUNT:

  The Custodian may elect to terminate the Custodial Account if within thirty (30) days after its resignation or removal pursuant to SECTION X the Employer has not appointed a successor custodian which has accepted such appointment. The Custodian shall terminate the Account upon receiving notice of any event giving rise to an automatic termination of the Plan pursuant to Section 11.5 thereof, unless arrangements are made for the continuation of the Plan and this Agreement upon terms satisfactory to the Custodian. Termination of the Custodial Account shall be effected by distributing all assets thereof to the Participants pursuant to the written direction of the Plan Administrator, if any, or the Employer (who represents and

  -----------------------------------------------------------------------------------------------------------------------------------------------------------------------

   warrants that such directions shall be and are in accordance with the provisions of the Plan) or, if the Plan Administrator or Employer is unable or unwilling to give such direction, such distribution shall be effected in such manner as determined by the Custodian, in each instance in accordance with and subject to the provisions and limitations of the Plan. Upon the completion of such distribution, the Custodian shall be relieved from all further liability with respect to all amounts so paid.

  SECTION XII-MISCELLANEOUS:

  The Employer warrants that at no time shall it be possible for any part of the assets of the Custodial Account, after deducting any expenses properly chargeable to the Custodial Account, to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

  Nothing herein shall be construed to require the Custodian, directly or indirectly, to participate on behalf of the Plan in any transaction described in Section 406 of ERISA or in any prohibited transaction described in Section 4975 of the Internal Revenue Code and not permitted by such Section. The Custodian shall not be liable to any disqualified person (as defined in Section 4975(e)(2) of the Code) or a party in interest (as defined in Section 3(14) of ERISA) for any tax or other penalty imposed as a result of a transaction prohibited by this Section. The Employer shall indemnify the Custodian for any tax or other penalty imposed upon the Custodian as a result of a transaction prohibited by this Section.

  The Employer intends that the Plan of Employer shall qualify under Section 401 of the Internal Revenue Code as it may be amended from time to time, but if it is finally determined by the Internal Revenue Service that the Plan of Employer does not so qualify, all assets then held hereunder shall be delivered to the Employer who shall dispose of the assets as provided in the Plan. Until advised to the contrary, the Custodian may assume that the Plan of Employer is so qualified and that the Plan and this Account is entitled to tax exemption.

  Any notice, report or material required to be delivered by the Custodian to the Employer or any Participant under this Agreement shall be deemed delivered and effective on the date mailed by the Custodian, at its option, either to the Employer or to the Participant at the Employer's last address of record filed by the Employer with the Custodian.

  Capitalized terms used in this Agreement shall have the meanings set forth in Section 1 of the Plan unless the context clearly indicates otherwise.

  This Agreement shall be construed in accordance with the laws of the State of Nebraska to the extent that state law is not preempted by the courts of the United States of America.

  In the event of any conflict between the provisions of the Plan and those of this Agreement, the latter shall prevail.